CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the three-months period ended March 31, 2025 and 2024.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF FINANCIAL POSITION
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
As of March 31, 2025 and December 31, 2024
(Stated in millions of Colombian pesos)

	Note	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	4	28,275,294	32,844,099
Financial assets investments	5.1	36,394,058	37,570,270
Derivative financial instruments		2,529,449	2,938,142
Financial assets investments and derivative financial instruments		38,923,507	40,508,412
Loans and advances to customers		278,523,005	279,453,908
Allowance for loans, advances and lease losses		(15,532,803)	(16,179,738)
Loans and advances to customers, net	6	262,990,202	263,274,170
Assets held for sale and inventories, net		816,077	1,106,399
Investment in associates and joint ventures		2,962,639	2,928,984
Investment properties		5,608,037	5,580,109
Premises and equipment, net		5,708,321	5,906,064
Right-of-use assets, lease		1,725,559	1,757,206
Goodwill and intangible assets, net		9,301,046	9,767,903
Deferred tax, net	7	692,119	763,757
Other assets, net		7,122,510	7,778,279
TOTAL ASSETS		364,125,311	372,215,382
LIABILITIES AND EQUITY
LIABILITIES
Deposits by customers	8	276,030,117	279,059,401
Interbank deposits and repurchase agreements and other similar secured borrowing	9	1,900,142	1,776,965
Derivative financial instruments		2,516,148	2,679,643
Borrowings from other financial institutions	10	11,899,337	15,689,532
Debt instruments in issue		10,878,328	11,275,216
Lease liabilities		1,857,875	1,889,364
Preferred shares		541,340	584,204
Current tax		755,481	156,162
Deferred tax, net	7	2,734,413	2,578,504
Employee benefit plans		941,706	951,555
Other liabilities	12	12,381,389	10,990,561
TOTAL LIABILITIES		322,436,276	327,631,107
EQUITY
Share capital		480,914	480,914
Additional paid-in-capital		4,857,454	4,857,454
Appropriated reserves	13	24,302,796	22,575,837
Retained earnings		3,561,654	2,715,313
Net income attributable to equity holders of the Parent Company		1,737,664	6,267,744
Accumulated other comprehensive income, net of tax		5,693,944	6,645,206
SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO THE OWNERS OF THE PARENT COMPANY		40,634,426	43,542,468
Non-controlling interest		1,054,609	1,041,807
TOTAL EQUITY		41,689,035	44,584,275
TOTAL LIABILITIES AND EQUITY		364,125,311	372,215,382
The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF INCOME
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the three-months period ended March 31, 2025 and 2024
(Stated in millions of Colombian pesos, except earning per share stated in units of pesos)

	Note	2025	2024
Interest on loans and financial leases
Commercial		3,828,165	4,198,007
Consumer		1,977,301	2,152,163
Mortgage		1,096,470	1,013,052
Financial leases		800,230	954,825
Small business loans		61,442	53,704
Total interest income on loans and financial leases		7,763,608	8,371,751
Interest on debt instruments using the effective interest method	15.1	233,730	257,774
Total Interest on financial instruments using the effective interest method		7,997,338	8,629,525
Interest income on overnight and market funds		50,969	61,823
Interest and valuation on financial instruments	15.1	365,152	406,046
Total interest and valuation on financial instruments		8,413,459	9,097,394
Interest expenses	15.2	(3,349,459)	(3,939,079)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments		5,064,000	5,158,315
Credit impairment charges on loans, advances and financial leases, net	6	(1,103,524)	(1,334,863)
Credit recovery for other financial instruments, net		3,975	19,883
Total credit impairment charges, net		(1,099,549)	(1,314,980)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases and off balance sheet credit instruments and other financial instruments		3,964,451	3,843,335
Commissions income	15.3	1,921,235	1,751,892
Commissions expenses	15.3	(903,467)	(738,826)
Total commissions, net		1,017,768	1,013,066
Other operating income	15.4	846,467	629,329
Dividends and net income on equity investments	15.5	137,325	84,807
Total operating income, net		5,966,011	5,570,537
Operating expenses
Salaries and employee benefits	16.1	(1,530,524)	(1,334,951)
Other administrative and general expenses	16.2	(1,349,077)	(1,204,539)
Taxes other than income tax	16.2	(356,466)	(390,894)
Impairment, depreciation and amortization	16.3	(266,257)	(260,262)
Total operating expenses		(3,502,324)	(3,190,646)
Profit before income tax		2,463,687	2,379,891
Income tax	7	(698,912)	(694,880)
Net income		1,764,775	1,685,011
Net income attributable to equity holders of the Parent Company		1,737,664	1,663,472
Non-controlling interest		27,111	21,539
Basic and Diluted earnings per share to common shareholders, stated in units of Colombian pesos	17	1,822	1,745
The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF COMPREHENSIVE INCOME
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the three-months period ended March 31, 2025 and 2024
(Stated in millions of Colombian pesos)

		Accumulated
	Note	2025	2024
Net income		1,764,775	1,685,011
Other comprehensive income that will not be reclassified to net income
Remeasurement related to defined benefit liability		—	—
Income tax	7.3	27	7
Net of tax amount		27	7
Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)
Unrealized gain		3,978	6,460
Income tax	7.3	400	(541)
Net of tax amount		4,378	5,919
Total other comprehensive income that will not be reclassified to net income, net of tax		4,405	5,926
Other comprehensive income that may be reclassified to net income
Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)
(Loss)/gain on investments recycled to profit or loss upon disposal		—	(5,808)
Unrealized (loss)		(4,043)	716
Recovery of investments		(2,140)	(1,128)
Income tax	7.3	3,515	2,192
Net of tax amount		(2,668)	(4,028)
Foreign currency translation adjustments:
Exchange differences arising on translating the foreign operations		(1,073,893)	97,043
Gain/(Loss) on net investment hedge in foreign operations		192,264	(38,075)
Income tax	7.3	(71,154)	16,784
Net of tax amount(1)		(952,783)	75,752
Cash flow hedges
Net gains from cash flow hedges		(369)	—
Reclassification to the Statement of Income		307	—
Income tax	7.3	25	—
Net of tax amount		(37)	—
Unrealized (loss) on investments in associates and joint ventures using equity method		(250)	(6,347)
Income tax	7.3	71	908
Net of tax amount		(179)	(5,439)
Total other comprehensive income that may be reclassified to net income, net of tax		(955,667)	66,285
Other comprehensive income, attributable to the owners of the Parent Company, net of tax		(951,262)	72,211
Other comprehensive income, attributable to the Non-controlling interest		971	547
Total comprehensive income attributable to:		814,484	1,757,769
Equity holders of the Parent Company		786,402	1,735,683
Non-controlling interest		28,082	22,086
(1)As of March 31, 2025 there was a devaluation of the Colombian peso against the U.S. dollar by 9.10%, compared to the first quarter of the previous year.
The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the three-months period ended March 31, 2025 and 2024
(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
	Share Capital	Additional Paid in capital	Appropiated Reserves (Note 13)	Translation adjustment	Cash flow hedging	Equity Securities through OCI	Debt instruments at fair value through OCI	Revaluation of assets	Associates	Employee Benefits	Retained earnings	Net Income	Attributable to owners of Parent Company	Non- Controlling interest	Total equity
Balance as of January 1, 2025	480,914	4,857,454	22,575,837	6,517,456	129	203,557	(44,070)	2,137	5,178	(39,181)	2,715,313	6,267,744	43,542,468	1,041,807	44,584,275
Transfer to profit from previous years	-	-	-	-	-	-	-	-	-	-	6,267,744	(6,267,744)	-	-	-
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2024, at a rate of COP 3,900 per share.	-	-	-	-	-	-	-	-	-	-	(3,693,424)	-	(3,693,424)	-	(3,693,424)
Constitute reserves	-	-	1,726,959	-	-	-	-	-	-	-	(1,725,344)	-	1,615	-	1,615
Others	-	-	-	-	-	-	-	-	-	-	(2,635)	-	(2,635)	-	(2,635)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	(15,280)	(15,280)
Net Income	-	-	-	-	-	-	-	-	-	-	-	1,737,664	1,737,664	27,111	1,764,775
Other comprehensive income	-	-	-	(952,783)	(37)	4,378	(2,668)	-	(179)	27	-	-	(951,262)	971	(950,291)
Balance as of March 31, 2025	480,914	4,857,454	24,302,796	5,564,673	92	207,935	(46,738)	2,137	4,999	(39,154)	3,561,654	1,737,664	40,634,426	1,054,609	41,689,035
The accompanying notes form an integral part of these  Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN EQUITY
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the three-months period ended March 31, 2025 and 2024
(Stated in millions of Colombian pesos, except per share amounts stated in units of pesos)

	Attributable to owners of Parent Company
				Accumulated other comprehensive income
	Share Capital	Additional Paid in capital	Appropiated Reserves	Translation adjustment	Equity Securities through OCI	Debt instruments at fair value through OCI	Revaluation of assets	Associates	Employee Benefits	Retained earnings	Net Income	Attributable to owners of Parent Company	Non- Controlling interest	Total equity
Balance as of January 1, 2024	480,914	4,857,454	20,044,769	3,974,379	193,906	(67,306)	2,137	11,520	(40,475)	2,515,278	6,116,936	38,089,512	960,217	39,049,729
Transfer to profit from previous years	-	-	-	-	-	-	-	-	-	6,116,936	(6,116,936)	-	-	-
Dividend payment corresponding to 509,704,584 common shares and 452,122,416 preferred shares without voting rights, subscribed and paid as of December 31, 2023, at a rate of COP 3,536 per share.	-	-	-	-	-	-	-	-	-	(3,343,319)	-	(3,343,319)	-	(3,343,319)
Constitute reserves	-	-	2,613,096	-	-	-	-	-	-	(2,612,966)	-	130	-	130
Realization of retained earnings(1)	-	-	-	-	(1,158)	-	-	-	-	1,158	-	-	-	-
Others	-	-	-	-	-	-	-	-	-	3,535	-	3,535	-	3,535
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	(17,280)	(17,280)
Net Income	-	-	-	-	-	-	-	-	-	-	1,663,472	1,663,472	21,539	1,685,011
Other comprehensive income	-	-	-	75,752	5,919	(4,028)	-	(5,439)	7	-	-	72,211	547	72,758
Balance as of March 31, 2024	480,914	4,857,454	22,657,865	4,050,131	198,667	(71,334)	2,137	6,081	(40,468)	2,680,622	1,663,472	36,485,541	965,023	37,450,564
(1)Mainly corresponds to partial payments of asset-backed securities investments.
The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CASH FLOW
BANCOLOMBIA S.A. AND ITS SUBSIDIARIES
For the three-months period ended March 31, 2025 and 2024
(Stated in millions of Colombian pesos)

	NOTE	2025	2024
Net income		1,764,775	1,685,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15.3	256,600	248,743
Other assets impairment	15.3	9,657	11,519
Equity method	14.5	(112,510)	(77,289)
Credit impairment charges on loans and advances and financial leases	6	1,103,524	1,334,863
Credit recovery for other financial instruments, net		(3,975)	(19,883)
Gain on sales of assets	14.4	(49,760)	(17,905)
Valuation gain on investment securities	14.1 - 14.5	(653,443)	(553,565)
Valuation loss on derivative financial instruments		57,980	92,978
Income tax	7	698,912	694,880
Bonuses and short-term benefits		234,056	153,373
Dividends	14.4	(4,967)	(10,000)
Investment property valuation	14.4	(22,703)	(7,819)
Effect of exchange rate changes		232,750	(143,003)
Other non-cash items		(22,871)	6,710
Net interest		(4,414,149)	(4,432,672)
Change in operating assets and liabilities:
Decrease in derivative financial instruments		187,025	114,857
Decrease / (Increase) in accounts receivable		543,005	(274,929)
Increase in loans and advances to customers		(5,467,342)	(7,344,965)
Decrease in other assets		70,481	208,459
Decrease in accounts payable		(626,516)	(707,776)
Decrease in other liabilities		(739,135)	(689,328)
Increase / (Decrease) in deposits by customers		1,935,388	(3,545,453)
Increase / (Decrease) in estimated liabilities and provisions		1,181	(21,591)
Net changes in investment securities recognized at fair value through profit or loss		1,132,008	(2,533,698)
Proceeds from sales of assets held for sale and inventories		479,710	331,384
Recovery of charged-off loans	6	171,353	169,097
Income tax paid		(524,969)	(268,834)
Dividend received		21,570	6,452
Interest received		7,654,184	8,124,659
Interest paid		(3,478,968)	(3,940,913)
Net cash provided / (used) by operating activities		432,851	(11,406,638)
Cash flows (used) / provided from investment activities:
Purchases of debt instruments at amortized cost		(358,378)	(1,428,246)
Proceeds from maturities of debt instruments at amortized cost		252,753	1,179,456
Purchases of debt instruments at fair value through OCI		—	(1,137)
Proceeds from debt instruments at fair value through OCI		208,004	667,653
Purchases of equity instruments at fair value through OCI and interests in associates and joint ventures		(11,245)	(55,693)
Proceeds from equity instruments at fair value through OCI and interests in associates and joint ventures		7,436	3,179
Purchases of premises and equipment and investment properties		(281,306)	(248,809)
Proceeds from sales of premises and equipment and investment properties		141,952	110,366
Purchase of other long-term assets		(37,353)	(28,380)
Net cash (used) / provided in investing activities		(78,137)	198,389
Cash flows (used) / provided from financing activities:
Decrease in repurchase agreements and other similar secured borrowing		224,065	550,673
Proceeds from borrowings from other financial institutions		1,855,729	2,860,166
Repayment of borrowings from other financial institutions		(5,109,150)	(4,445,065)
Payment of lease liability		(47,291)	(40,158)
Placement of debt instruments in issue		270,932	34,724
Payment of debt instruments in issue		(332,192)	(315,833)
Dividends paid		(849,444)	(849,322)
Transactions with non-controlling interests		(15,280)	(17,280)

	NOTE	2025	2024
Net income		1,764,775	1,685,011
Net cash used in financing activities(1)		(4,002,631)	(2,222,095)
Effect of exchange rate changes on cash and cash equivalents		(920,888)	317,182
Decrease in cash and cash equivalents		(3,647,917)	(13,430,344)
Cash and cash equivalents at beginning of year	4	32,844,099	39,799,609
Cash and cash equivalents at end of year	4	28,275,294	26,686,447
(1)For further information about the reconciliation of the balances of liabilities from financing activities, see Note 21. Liabilities from financing activities.
As of March 31, 2025 and 2024, the Bank entered into non-cash operating and investing activities related to restructured loans and returned properties that were transferred to assets held for sale and inventories amounting to COP 261,234 and COP 445,866 , respectively.
The accompanying notes form an integral part of these Condensed Consolidated Interim Financial Statements.

NOTE 1. REPORTING ENTITY
Bancolombia S.A., hereinafter the Parent Company, is a credit establishment, listed on the Colombia Stock Exchange (BVC) as well as on the New York Stock Exchange (NYSE), since 1981 and 1995, respectively. The Parent Company's main location is in Medellin (Colombia), main address Carrera 48 # 26-85, Avenida Los Industriales, and was originally constituted under the name Banco Industrial Colombiano (BIC) according to public deed number 388, date January 24, 1945, from the First Notary's Office of Medellin, authorized by the Superintendence of Finance of Colombia (“SFC”). On April 3, 1998, by means of public deed No. 633, BIC merged with Bank of Colombia S.A., and the resulting organization of that merger was named Bancolombia S.A.

The operating license was authorized definitively by the SFC according to Resolution number 3140 on September 24, 1993. The duration of the company was extended until December 8, 2144. The company may be dissolved or extended before said term.

The Parent Company´s bylaws are formalized in the public deed number 2040, dated July 26, 2024, at the 20th Notary´s Office of Medellín.

Bancolombia S.A.’s business purpose is to carry out all operations, transactions, acts and services inherent to the banking business. The Parent Company may, by itself or through its subsidiaries, own interests in other corporations, wherever authorized by law, according to all terms and requirements, limits or conditions established therein.

The Parent Company and its subsidiaries include the following operating segments: Banking Colombia, Banking Panama, Banking El Salvador, Banking Guatemala, Trust, Investment banking, Brokerage, International Banking and Others. The activities carried out by each operating segment of Bancolombia Group are described in Note 3. Operating segments.

The Parent Company, through its subsidiaries, has banking operations and an international presence in United States, Puerto Rico, Panama, Guatemala, and El Salvador.

The assets and liabilities of operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the credit portfolio and deposit portfolio at zero. As of March 31, 2025, the company is in the process of dissolution and liquidation.

Operations in the Cayman Islands through Sinesa Cayman, Inc. (before Bancolombia Cayman) have been canceled or transferred. On November 22, 2023, the Cayman Islands Monetary Authority approved the delivery of the banking license in accordance with Section 20(1)(a) of the Banking and Trust Companies Act (2021 Revision) (the “BTCA”). Therefore, the banking license has been canceled as of that date. As it is no longer a banking entity, on June 20, 2024, the name was changed to Sinesa Cayman, Inc., the company is currently in the process of dissolution and liquidation in the Cayman Islands Companies Registry.

The General Assembly of Shareholders of Transportempo S.A.S approved the liquidation of the company, making the corresponding adjudications and approvals of its final accounts. The above is recorded in Minute No. 98 of July 3, 2024.

On December 14, 2021, The Parent Company´s Board of Directors authorized the legal separation of the Nequi business, the digital platform of Bancolombia Group. The Financial Superintendence of Colombia (Superintendencia Financiera de Colombia) through Resolution 0843 of July 6, 2022, later modified by the Resolution 0955 of July 27, 2022, authorized the establishment of Nequi S.A. Compañía de Financiamiento. The legal separation resulted in the creation and commercial registration of a new corporation through which Nequi will operate as a 100% digital credit establishment. Nequi must obtain an authorization certificate or operating permit, accredited by the Financial Superintendence of Colombia in order to operate. Activities for this process are in progress. In September 2022, the company Nequi S.A. was created with a capitalization of COP 150,000 distributed mainly in Banca de Inversión Bancolombia S.A. Corporación Financiera with a participation percentage of 94.99%, Inversiones CFNS S.A.S. and others minority stockholders of 5.01%.

The Parent Company announced on October 29, 2024 that its Board of Directors authorized management to move forward with the steps necessary to modify the corporate structure of The Parent Company, its affiliates and subsidiaries through the creation of a holding company to be named Grupo Cibest S.A. as well as certain related corporate transactions.

The corporate structure changes were presented for consideration at the shareholder meetings of the entities involved, including at an Extraordinary General Shareholders’ Meeting of the common and preferred shareholders of The Parent Company which was held on April 23, 2025.

The changes in the corporate structure include the following transactions:

(i)The distribution of certain subsidiaries by Bancolombia (Panama) S.A. to Sociedad Beneficiaria BC Panamá S.A.S., a company established by The Parent Company with the sole purpose of being the beneficiary of this distribution and subsequently merged into The Parent Company.
(ii)The merger of Sociedad Beneficiaria BC Panamá S.A.S into The Parent Company.
(iii)The distribution of certain assets and subsidiaries of Banca de Inversión Bancolombia S.A. Corporación Financiera to The Parent Company.
(iv)The distribution of certain assets and subsidiaries of The Parent Company to Grupo Cibest.

Once the corporate structure changes are completed, Grupo Cibest will be the parent company of The Parent Company, its affiliates and subsidiaries.

The shareholders of The Parent Company will become shareholders of Grupo Cibest, maintaining the same number of shares and the same percentage investment and under the same terms and conditions they have in The Parent Company at the time the transaction is finalized, which means the transaction will not involve the change in any rights with respect to the common and preferred shares nor any transfer of value to third parties.

On January 13, 2025, The Parent Company announced the publication of notices of merger by absorption and distribution of certain assets.

As of March 31, 2025, Bancolombia Group has 34,182 employees, 34,563 banking correspondents, 6,103 ATMs and operates through 852 offices.

NOTE 2. MATERIAL ACCOUNTING POLICIES
A.Basis for preparation of Condensed Consolidated Interim Financial Statements
The Condensed Consolidated Interim Financial Statements for the cumulative three months ended on March 31, 2025 have been prepared in accordance with International Accounting Standard 34: Interim Financial Reporting (“IAS 34”), issued by the International Accounting Standards Board (hereinafter, IASB). They do not include all the information and disclosures required for full annual financial statements and should be read in conjunction with the Bancolombia S.A. and its subsidiaries consolidated financial statements for the year ended on December 31, 2024 which complied with International Financial Reporting Standards (hereinafter, IFRS) issued by the IASB, as well as the interpretations issued by the International Financial Reporting Interpretations Committee (hereinafter, IFRS-IC). The Condensed Consolidated Interim Financial Statements as of March 31, 2025 and 2024 have not been audited.
Preparation of the Condensed Consolidated Interim Financial Statements under going concern basis
Management has assessed the Group’s ability to continue as a going concern and confirms that the Group Bancolombia has adequate liquidity and solvency to continue operating the business for the foreseeable future, which is at least, but is not limited to, 12 months from the end of the reporting period. Based on the Group's liquidity position at the date of authorization of the Condensed Consolidated Interim Financial Statements, Management maintains a reasonable expectation that it has adequate liquidity and solvency to continue in operation for at least the next 12 months and that the going concern basis of accounting remains appropriate.
The Condensed Consolidated Interim Financial Statements were prepared on a going concern basis and do not include any adjustments to the reported carrying amounts and classification of assets, liabilities and expenses that might otherwise be required if the going concern basis were not correct.
In the Management opinion, these Condensed Consolidated Interim Financial Statements reflect all material adjustments considered necessary in the circumstances and based on the best information available as of March 31, 2025 and the date of their promulgation and issuance, for a fair representation of financial results for the interim periods presented.
The results of operations for the cumulative three months ended on March 31, 2025 and 2024 are not necessarily indicative of the results for the full year. The Group Bancolombia believes that the disclosures are sufficient to make the information presented not misleading or biased. For this reason, the Condensed Consolidated Interim Financial Statements include selected explanatory notes to explain events and transactions that are important to the financial statements users or represent significant materiality in understanding the changes in the Group’s financial position and performance since the last annual audited financial statements.
Assets and liabilities are measured at cost or amortized cost, except for some financial assets and liabilities and investment properties that are measured at fair value. Financial assets and liabilities measured at fair value comprise those classified as assets and liabilities at fair value through profit or loss, debt instruments and equity securities measured at fair value through other comprehensive income (“OCI”) and derivative instruments. Likewise, the carrying value of assets and liabilities recognized as a fair value hedge are adjusted for changes in fair value attributable to the hedged risk. Almost, investments in associates and joint ventures are measured using the equity method.
The Condensed Consolidated Interim Financial Statements are stated in Colombian pesos (“COP”) and figures are stated in millions or billions (when indicated), except earnings per share, diluted earnings per share, dividends per share and the exchange rate, which are stated in units of Colombian pesos, while other currencies (dollars, euro, pounds, etc.) are stated in thousands.
The Parent Company’s financial statements, which have been prepared in accordance with “Normas de Contabilidad e Información Financiera” (“NCIF”) applicable to separate financial statements, are those that serve as the basis for the regulatory compliance, distribution of dividends and other appropriations by the shareholders.
The separate financial statements are those presented by the Parent Company in which the entity recognizes and measures the impairment of credit risk through allowances for loans losses, the classification and measurement of certain financial instruments (such as debt securities and equity instruments) and the recognition of provisions for foreclosed assets, in accordance with the accounting required by the “Superintendencia Financiera de Colombia” (“SFC”), which differ in certain accounting principles from IFRS that are used in the Condensed Consolidated Interim Financial Statements.
B.Use of estimates and judgments
The preparation of Condensed Consolidated Interim Financial Statements requires that the Group's Management makes judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses.
The estimates and underlying assumptions are reviewed on an ongoing basis. Changes in accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
For the period ended on March 31, 2025 there were no changes in the significant estimates and judgments made by Management in applying the Group's accounting, as compared to those applied in the Consolidated Financial Statements at the year ended on December 31, 2024.

C.Material accounting policies and recently issued accounting pronouncements
The same accounting policies and methods of calculation applied in the Consolidated Financial Statements for the year ended on December 31, 2024 continue to be applied in these Condensed Consolidated Interim Financial Statements, except for the adoption of new standards, improvements and interpretations effective from January 1, 2025, as shown below:

New rule SEC Staff Accounting Bulletin (SAB) No. 122 Standard: Staff Accounting Bulletin SAB 122, issued by the SEC on January 23, 2025, rescinded SAB 121, which required recognition in the financial statements of an asset and a liability reflecting its obligation to safeguard crypto assets. Under the new guidance, entities must assess whether they recognize a liability related to the risk of loss arising from such an obligation, and if so, the recognition and measurement of that liability shall follow the requirements for contingent liabilities in accordance with the principles of IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

Recently accounting pronouncements issued by IASB pending to incorporate in NCIF framework accepted in Colombia
Amendments to IFRS 9 Financial instruments and IFRS 7 Financial instruments: disclosures - Classification and measurement of financial instruments: In May 2024, the Board issued amendments to the classification and measurement requirements in IFRS 9. These amendments respond to feedback from post-implementation review of the accounting standard and clarify the requirements in areas where stakeholders have raised concerns, or where new issues have emerged since IFRS 9 was issued.
These amendments include:
-Clarifying the classification of financial assets with environmental, social and corporate governance (ESG) and similar features: ESG-linked features in loans could affect whether the loans are measured at amortised cost or fair value. To resolve any potential diversity in practice, the amendments clarify how the contractual cash flows on such loans should be assessed.
-Settlement of liabilities through electronic payment systems: The amendments clarify the date on which a financial asset or financial liability is derecognised. The IASB also decided to develop an accounting policy option to allow a company to derecognise a financial liability before it delivers cash on the settlement date if specified criteria are met.
With these amendments, the IASB has also introduced additional disclosure requirements to enhance transparency for investors regarding investments in equity instruments designated at fair value through other comprehensive income and financial instruments with contingent features, for example features tied to ESG-linked targets.
The amendments are effective for annual reporting periods beginning on or after January 1, 2024, and early application is permitted.
Management is assessing the impact that these amendments will have on the Group's  Condensed Consolidated Interim Financial Statements and disclosures.
New standard NIIF 18 Presentation and Disclosure in Financial Statements: In April 2024, the Board issued IFRS 18 to replace IAS 1 Presentation of Financial Statements. IFRS 18 introduces three sets of new requirements to improve the way companies report their financial performance and give investors a better basis for analyzing and comparing companies:
-Improved comparability in the statement of income: IFRS 18 introduces three defined categories for income and expenses (operating, investing and financing) to improve the structure of the statement of income, and requires all companies to provide new defined subtotals, including operating profit.
-Enhanced transparency of management-defined performance measures: The new standard requires companies to disclose explanations of those company-specific measures that are related to the statement of income, referred to as management-defined performance measures.
-More useful grouping of information in the financial statements: IFRS 18 sets out enhanced guidance on how to organize information and whether to provide it in the primary financial statements or in the notes. In addition, the new standard requires companies to provide more transparency about operating expenses, helping investors to find and understand the information they need.
IFRS 18 is effective for annual reporting periods beginning on or after January 1, 2027, and early application is permitted.
Management is assessing the impact that these amendments will have on the Group's Condensed Consolidated Interim Financial Statements and disclosures.
NOTE 3. OPERATING SEGMENTS

Operating segments are defined as components of an entity about which separate financial information is available and that is evaluated regularly by the chief operating decision maker (CODM) in deciding how to allocate resources and assessing performance; the CODM is comprised of the Bank’s President (CEO) and Financial Vicepresident (CFO). The segment information has been prepared following the Bank’s accounting policies and has been presented consistently with the internal reports provided to the CODM.

The chief operating decision maker (CODM) uses a variety of information and key financial data on a segment basis to assess the performance and make decisions regarding the investment and allocation of resources, such as:
•Net interest margin (Net margin on financial instruments divided by average interest-earning assets).
•Return on average total assets (Net income divided by average total assets).
•Return on average stockholders’ equity.
•Efficiency ratio (Operating expenses as a percentage of interest, fees, services and other operating income).

•Asset quality and loan coverage ratios.

The Bank has the following segments: Banking Colombia, Banking Panama, Banking El Salvador, Banking Guatemala, Trust, Investment Banking, Brokerage, International Banking and All other segments. The factors used to identify the Bank’s reportable segments are the nature of the products and services provided by the subsidiaries and the geographical locations where the subsidiaries are domiciled, in line with the CODM’s operating decisions related to the results of each segment.
The Bank’s operating segments are comprised as follows:
•Banking Colombia

This segment provides retail and corporate banking products and services to individuals, companies and national and local governments in Colombia. The Bank’s strategy in Colombia is to grow with these clients based on value added and long-term relationships. In order to offer specialized services to individuals to guarantee quality service and promote business growth and country development.

In order to offer specialized services to individuals, small and medium-sized enterprises (SMEs) and large companies, the individual sales force classifies its target customers as: Personal, Plus and Corporate. The Bank´s corporate and government sales force targets and specializes in companies with more than COP 100,000 in revenue in twelve economic sectors: agribusiness, commerce, manufacturing of supplies and materials, consumer goods, financial services, health, education, construction, government, infrastructure, real estate, and natural resources.

This segment is responsible for managing the Bank operations with its own portfolio, liquidity and distribution of treasury products and services to its customers in Colombia.
As of March 31, 2025, Nequi is in process to obtain an authorization certificate or operating permit, accredited by the Financial Superintendence of Colombia in order to operate. For further information, see Note 1. Reporting Entity.
•Banking Panama

This segment provides retail and commercial banking products and services to individuals and companies in Panama and includes all the operations of Banistmo S.A. and its subsidiaries, which are managed and monitored by the CODM on a consolidated basis. Banking Panama also includes operations of the following operational stage subsidiaries: Banistmo Investment Corporation S.A., Leasing Banistmo S.A. y Valores Banistmo S.A.; and of the following non-operational subsidiaries: Banistmo Panamá Fondo de Inversión S.A., Banistmo Capital Markets Group Inc., Anavi Investment Corporation S.A., Desarrollo de Oriente S.A., Steens Enterprises S.A. and Ordway Holdings S.A..

This segment is also responsible for the management of Banistmo’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Panama.
•Banking El Salvador
This segment provides retail and commercial banking products and services to individuals, companies and national and local governments in El Salvador through Banco Agrícola S.A.. Banking El Salvador also includes operations of the following subsidiaries: Banagrícola S.A., Inversiones Financieras Banco Agrícola S.A. IFBA, Bagrícola Costa Rica S.A., Gestora de Fondos de Inversión Banagricola, S.A., Valores Banagrícola S.A. de C.V., Accelera S.A. de C.V. (before Credibac S.A. de C.V.) and Arrendadora Financiera S.A. Arfinsa.

This segment is also responsible for the management of Banco Agrícola’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in El Salvador.
•Banking Guatemala

This segment provides retail and commercial banking and insurance products and services to individuals, companies and national and local governments in Guatemala through Banco Agromercantil de Guatemala S.A., Banking Guatemala also includes operations of the following subsidiaries: Seguros Agromercantil S.A., Financiera Agromercantil S.A., Agrovalores S.A., Arrendadora Agromercantil S.A., Asistencia y Ajustes S.A., Serproba S.A., Servicios de Formalización S.A., Conserjería, Mantenimiento y Mensajería S.A.(company in liquidation), New Alma Enterprises LTD. The assets and liabilities of operations in Barbados through Mercom Bank were transferred to other companies, leaving the balances of the credit portfolio and deposit portfolio at zero as of January 31, 2023. As of March 31, 2025, the company is in the process of dissolution and liquidation, for further information, see Note 1. Reporting Entity.

This segment is also responsible for the management of Banco Agromercantil’s proprietary trading activities, liquidity and distribution of treasury products and services to its client base in Guatemala.

•Trust
This segment provides trust and asset management services to clients in Colombia through Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.

The main products offered by this segment include money market accounts, mutual and pension funds, private equity funds, payment trust, custody services and corporate trust.

•Investment banking
This segment provides corporate and project financial advisory services, underwriting, capital markets services and private equity management through Banca de Inversión Bancolombia S.A. Corporación Financiera. Its customers include private and publicly-held corporations as well as government institutions.
•Brokerage
This segment provides brokerage, investment advisory and private banking services to individuals and institutions through Valores Bancolombia S.A. Comisionista de Bolsa. It sells and distributes equities, futures, foreign currencies, fixed income securities, mutual funds and structured products.
This segments also includes the operations of Bancolombia Capital Holdings USA LLC, Bancolombia Capital LLC and Bancolombia Capital Advisers LLC, to provide broker-dealer and investment advisor services in the United States.
•International Banking
This segment provides a complete line of international banking services to Colombian and foreign customers through Bancolombia Panamá S.A. and Bancolombia Puerto Rico International, Inc. It offers loans to private sector companies, trade financing, leases financing and financing for industrial projects, as well as a complete portfolio of cash management products, such as checking accounts, international collections and payments. Through these subsidiaries, the Bank also offers investment opportunities in U.S. dollars, savings and checking accounts, time deposits, and investment funds to its high net worth clients and private banking customers.
Operations in the Cayman Islands through Sinesa Cayman, Inc. (before Bancolombia Cayman S.A.) have been canceled or transferred. As of March 31, 2025, the company is in the process of dissolution and liquidation. For further information, see Note 1. Reporting entity.
•All other segments
This segment provides financial and operating lease activities, including leasing services to clients in Colombia. Bancolombia offers these services mainly through Renting Colombia S.A.S.. Additionally, the Bank provides real estate service through the FCP Fondo Inmobiliario Colombia, P.A. FAI CALLE 77, P.A. Nomad Salitre, P.A. Mercurio, P.A. Nomad Central, P.A. Calle 84 (2), P.A. Calle 84 (3) and since 2024 through P.A. Cedis Sodimac, P.A. Nomad Distrito Vera and P.A. Nexo. The General Assembly of Shareholders approved the liquidation of Transportempo S.A.S. (minute No. 98 of July 3, 2024).

This segment also includes results from the operations of other investment vehicles of the Bank: Valores Simesa S.A., Negocios Digitales Colombia S.A.S., Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios S.A. Sinesa and the technology services company Wompi S.A.S. In addition, it includes Wenia LTD, a corporate vehicle for the creation and implementation of operating systems and software applications and it includes Wenia S.A.S. and Wenia P.A.

In accordance with IFRS 8, the figures reported in "all other segments" combine the information on operating segments that did not meet the quantitative thresholds defined by this same standard, i.e., the absolute individual amount of their reported results is, in absolute terms, less than 10 percent of the combined results of all segments and their assets represent less than 10 percent of the combined assets of all operating segments of the Bank.
Financial performance by operating segment:
The CODM reviews the performance of the Bank using the following financial information by operating segment:

Three months ended March 31, 2025
	Banking Colombia	Banking Panamá	Banking El Salvador	Banking Guatemala	Trust	InvestmentBanking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	6,423,652	641,121	493,890	511,785	12	1	16,042	266,820	60,136	8,413,459
Interest income on loans and financial leases	6,050,299	532,963	427,190	471,699	12	-	1,088	219,799	60,558	7,763,608
Debt investments	401,386	88,367	66,521	40,505	-	1	12,795	23,992	28	633,595
Derivatives, net	(42,609)	574	-	-	-	-	(287)	(57)	(451)	(42,830)
Liquidity operations, net	14,576	19,217	179	(419)	-	-	2,446	23,086	1	59,086
Interest expenses	(2,466,379)	(325,054)	(112,512)	(226,692)	(29)	-	(35)	(185,812)	(32,946)	(3,349,459)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	3,957,273	316,067	381,378	285,093	(17)	1	16,007	81,008	27,190	5,064,000
Credit impairment charges, net	(869,583)	(18,051)	(60,500)	(113,873)	(359)	191	(32)	(34,070)	(3,272)	(1,099,549)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	3,087,690	298,016	320,878	171,220	(376)	192	15,975	46,938	23,918	3,964,451
(Expenses) Income from transactions the operating segments of the Bank	(46,869)	(5,938)	1,662	(24,543)	(16,233)	1,321	24,266	93,469	(27,135)	-
Commissions income(1)	1,411,605	127,980	143,536	49,551	122,697	2,721	36,774	12,795	13,576	1,921,235
Commissions expenses	(732,334)	(71,459)	(67,936)	(22,803)	(2,627)	(17)	(2,242)	(2,563)	(1,486)	(903,467)
Total commissions, net	679,271	56,521	75,600	26,748	120,070	2,704	34,532	10,232	12,090	1,017,768
Other operating income (expenses)	311,421	9,014	17,226	25,656	2,237	(449)	2,124	3,743	475,495	846,467

Three months ended March 31, 2025
	Banking Colombia	Banking Panamá	Banking El Salvador	Banking Guatemala	Trust	InvestmentBanking	Brokerage	International Banking	All other segments	Total segments
Dividends and net income on equity investments(2)	29,164	1,442	1,635	351	6,678	19,460	904	15	77,676	137,325
Total operating income, net	4,060,677	359,055	417,001	199,432	112,376	23,228	77,801	154,397	562,044	5,966,011
Operating expenses(3)	(2,248,693)	(217,210)	(195,651)	(164,072)	(43,757)	(12,144)	(52,984)	(24,693)	(276,863)	(3,236,067)
Impairment, depreciation and amortization	(190,867)	(24,443)	(22,992)	(14,999)	(805)	(23)	(754)	(804)	(10,570)	(266,257)
Total operating expenses	(2,439,560)	(241,653)	(218,643)	(179,071)	(44,562)	(12,167)	(53,738)	(25,497)	(287,433)	(3,502,324)
Profit before income tax	1,621,117	117,402	198,358	20,361	67,814	11,061	24,063	128,900	274,611	2,463,687
(1)For further information about income from contracts with customers, see Note 14.3. Fees and commissions.
(2)For further information see Note 14.5. Dividends and net income on equity investments.
(3)Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.

Three months ended March 31, 2024
	Banking Colombia	Banking Panamá	Banking El Salvador	Banking Guatemala	Trust	InvestmentBanking	Brokerage	International Banking	All other segments	Total segments
In millions of COP
Total interest and valuation on financial instruments	7,207,598	649,861	427,277	437,030	21	1	8,879	295,807	70,920	9,097,394
Interest income on loans and financial leases	6,731,307	555,292	376,100	406,406	21	-	1,533	230,172	70,920	8,371,751
Debt investments	366,412	69,265	50,827	29,008	-	1	7,364	33,170	-	556,047
Derivatives, net	7,118	776	271	-	-	-	(1,851)	-	-	6,314
Liquidity operations, net	102,761	24,528	79	1,616	-	-	1,833	32,465	-	163,282
Interest expenses	(3,134,771)	(313,404)	(105,121)	(181,799)	(34)	-	(42)	(162,409)	(41,499)	(3,939,079)
Net interest margin and valuation on financial instruments before impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	4,072,827	336,457	322,156	255,231	(13)	1	8,837	133,398	29,421	5,158,315
Credit impairment charges, net	(1,062,994)	(61,858)	(66,630)	(99,441)	(440)	821	7	(1,421)	(23,024)	(1,314,980)
Net interest margin and valuation on financial instruments after impairment on loans and financial leases, off balance sheet credit instruments and other financial instruments	3,009,833	274,599	255,526	155,790	(453)	822	8,844	131,977	6,397	3,843,335
(Expenses) Income from transactions the operating segments of the Bank	(31,808)	(9,151)	(8,590)	(17,200)	(12,253)	3,219	19,337	92,106	(35,660)	-
Commissions income(1)	1,302,709	121,356	113,645	48,860	108,800	8,140	27,145	14,143	7,094	1,751,892
Commissions expenses	(608,864)	(56,096)	(49,280)	(18,444)	(865)	(30)	(2,296)	(2,538)	(413)	(738,826)
Total commissions, net	693,845	65,260	64,365	30,416	107,935	8,110	24,849	11,605	6,681	1,013,066
Other operating income	91,591	11,312	11,756	35,782	2,200	379	1,041	2,555	472,713	629,329
Dividends and net income on equity investments(2)	(3,594)	6,492	1,451	7	8,034	10,281	1,323	7	60,806	84,807
Total operating income, net	3,759,867	348,512	324,508	204,795	105,463	22,811	55,394	238,250	510,937	5,570,537
Operating expenses(3)	(2,007,474)	(193,312)	(174,266)	(143,618)	(38,034)	(11,377)	(47,580)	(19,481)	(295,242)	(2,930,384)
Impairment, depreciation and amortization	(189,411)	(26,276)	(18,672)	(11,936)	(655)	(27)	(676)	(590)	(12,019)	(260,262)
Total operating expenses	(2,196,885)	(219,588)	(192,938)	(155,554)	(38,689)	(11,404)	(48,256)	(20,071)	(307,261)	(3,190,646)
Profit before income tax	1,562,982	128,924	131,570	49,241	66,774	11,407	7,138	218,179	203,676	2,379,891
(1)For further information about income from contracts with customers, see Note 14.3. Fees and commissions.
(2)For further information see Note 14.5. Dividends and net income on equity investments.
(3)Includes salaries and employee benefits, other administration and general expenses and taxes other than income tax.
NOTE 4. CASH AND CASH EQUIVALENTS
For purposes of the Condensed Consolidated Interim Statement of cash flow and the Condensed Consolidated Interim Statement of Financial Position, the following assets are considered as cash and cash equivalents:

	March 31, 2025	December 31, 2024
In millions of COP
Cash and balances at central bank
Cash	9,050,781	9,439,363
Due from central banks(1)	6,627,669	7,504,135
Due from other private financial entities(2)	4,685,062	7,778,937
Checks on hold	118,334	132,929
Remittances of domestic negotiated checks in transit	11,607	26,172
Total cash and due from banks	20,493,453	24,881,536
Money market transactions
Interbank borrowings(3)	4,345,084	2,239,615
Reverse repurchase agreements and other similar secured loans(4)	3,436,757	5,722,948
Total money market transactions	7,781,841	7,962,563
Total cash and cash equivalents	28,275,294	32,844,099
(1)According to External Resolution No. 3 of 2024 of Banco de la República de Colombia, which amends External Resolution No. 5 of 2008, Bancolombia S.A. must maintain, the equivalent of 7% of the deposits mentioned in Article 1, paragraph (a), and the equivalent of 2.5% of its customer’s deposits with a maturity of less than 18 months (paragraph b), as ordinary reserve, represented in deposits at the Central Bank or as cash in hand. In addition, according to Resolution Number 177 of 2002 issued by the Guatemala Monetary Board, Grupo Agromercantil Holding through its subsidiary Banco Agromercantil de Guatemala must maintain the equivalent of 14.60% of its customer’s deposits daily balances as a legal banking reserve, represented in unrestricted deposits at the Bank of Guatemala. Additionally, circular SBP-DR-CIRCULAR-2024-0036 dated July 02, 2024, communicates the decision of the Superintendency of Banks of Panama to maintain the percentage established in the General Resolution of the Board of Directors SBP-GJD-0003-2014 dated January 28, 2014, which sets at 30.00% the minimum legal liquidity rate that Panamanian banks must maintain. Finally, in accordance with temporary rule NPBT-14, which is effective from January 29, 2025, to March 29, 2025, Banco Agrícola must maintain an equivalent average daily amount of its deposits and debt instruments in issue as a liquidity reserve between 1.00% and 16.00% represented in unrestricted deposits or debt instruments in issue by El Salvador Central Bank. Once the complete term established, the bank continues with the Technical Norm (NRP-28), issued by the Central Bank, where the Bank must maintain an equivalent amount between 1.00% and 18.00%, which has been in effect since 23 June 2021.
(2)The variation corresponds mainly due to treasury trading strategies in foreign currencies.
(3)The increase is mainly presented in Bancolombia Panama S.A.
(4)The variation is mainly generated by the decrease in Reverse repurchase agreements and other similar secured loans in simultaneous operations with the Cámara de Riesgo Central de Contraparte in Colombia.
As of March 31, 2025 and December 31, 2024, there is restricted cash amounting to COP 515,984 and COP 530,924, respectively, included in other assets on the Condensed Consolidated Interim Statement of Financial Position, which these are represented mainly margin deposits pledged as collateral for derivative contracts traded through clearing houses.
NOTE 5. FINANCIAL ASSETS INVESTMENTS AND DERIVATIVES
5.1Financial assets investments
The Bank’s securities portfolios at fair value through profit or loss, other comprehensive income and at amortized cost are listed below, as of March 31, 2025, and December 31, 2024:
As of March 31, 2025

Financial assets investments	Measurement methodology			Total carrying value, net
	Fair value through profit or loss	Fair value through other comprehensive income, net	Amortized cost, net
In millions of COP
Securities issued by the Colombian Government(1)	10,255,416	2,740,094	152,361	13,147,871
Securities issued by foreign governments	10,637,332	1,282,650	605,780	12,525,762
Corporate bonds	207,868	644,712	3,491,350	4,343,930
Securities issued by government entities	117,306	-	3,602,219	3,719,525
Securities issued by other financial institutions(2)	779,962	217,477	503,197	1,500,636
Total debt instruments(3)	21,997,884	4,884,933	8,354,907	35,237,724
Total equity securities	651,511	471,780		1,123,291
Total other instruments financial(4)	33,043			33,043
Total financial assets investments	22,682,438	5,356,713	8,354,907	36,394,058
(1)The decrease in securities measured at fair value through profit or loss corresponds mainly in Bancolombia S.A. to Treasury securities (TES).
(2)Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 123,630. For further information on TIPS’ fair value measurement see Note 19. Fair value of assets and liabilities.
(3)At March 31, the Bank has recognized in the Condensed Consolidated Interim Statement of Comprehensive Income COP (2,668) related to debt instruments at fair value through OCI. See Condensed Consolidated Interim Statement of Comprehensive Income.
(4)Corresponds to convertible notes or agreements for the future purchase of shares, Simple Agreement for Future Equity “SAFE”, by Sistema de Inversiones y Negocios S.A., Banagrícola S.A., Inversiones CFNS S.A.S., and Bancolombia S.A.
As of December 31, 2024

Financial assets investments	Measurement methodology			Total carrying value, net
	Fair value through profit or loss	Fair value through other comprehensive income, net	Amortized cost, net
In millions of COP
Securities issued by the Colombian Government	11,644,181	2,683,925	159,323	14,487,429
Securities issued by foreign governments	10,283,450	1,484,546	651,494	12,419,490
Corporate bonds	257,326	639,108	3,612,049	4,508,483
Securities issued by government entities	118,760	-	3,380,491	3,499,251
Securities issued by other financial institutions(1)	731,564	276,837	601,521	1,609,922
Total debt instruments(2)	23,035,281	5,084,416	8,404,878	36,524,575

Financial assets investments	Measurement methodology			Total carrying value, net
	Fair value through profit or loss	Fair value through other comprehensive income, net	Amortized cost, net
Total equity securities	537,213	474,097		1,011,310
Total other instruments financial(3)	34,385			34,385
Total financial assets investments	23,606,879	5,558,513	8,404,878	37,570,270
(1)Includes mortgage-backed securities (TIPS) measured at fair value through profit or loss amounting to COP 142,945. For further information on TIPS’ fair value measurement see Note 19. Fair value of assets and liabilities.
(2)At December 31, the Bank has recognized in the Consolidated Statement of Comprehensive Income COP 23,236 related to debt instruments at fair value through OCI.
(3)Corresponds to convertible notes or agreements for the future purchase of shares, Simple Agreement for Future Equity “SAFE”, by Sistema de Inversiones y Negocios S.A., Banagrícola S.A., Inversiones CFNS S.A.S., and Bancolombia S.A.
The following table shows the breakdown of the changes in the gross carrying amount of the debt securities at fair value through other comprehensive income and amortized cost, in order to explain their significance to the changes in the loss allowance for the same portfolio as discussed above:
As of March 31, 2025

Debt instruments portfolio measure at fair value through OCI and amortized cost	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Gross carrying amount as at 1 January 2025	12,998,652	454,065	36,577	13,489,294
Change of measurement	1,262	-	-	1,262
Sales and maturities	(1,200,174)	-	-	(1,200,174)
Purchases and renewals	1,209,704	-	-	1,209,704
Valuation and payments	30,669	(7,784)	(1,471)	21,414
Foreign Exchange	(257,469)	(22,387)	(1,804)	(281,660)
Gross carrying amount as at 31 March 2025	12,782,644	423,894	33,302	13,239,840
As of December 31, 2024

Debt instruments portfolio measure at fair value through OCI and amortized cost	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Gross carrying amount as at 1 January 2024	12,760,342	205,133	30,784	12,996,259
Transfer from stage 1 to stage 2(1)	(294,440)	294,440	-	-
Transfer from stage 2 to stage 1(2)	12,678	(12,678)	-	-
Sales and maturities	(7,928,390)	(171,505)	-	(8,099,895)
Purchases and renewals	7,975,932	129,455	-	8,105,387
Valuation and payments	(125,564)	3,806	984	(120,774)
Foreign Exchange	598,094	5,414	4,809	608,317
Gross carrying amount as at 31 December 2024	12,998,652	454,065	36,577	13,489,294
(1)Stage transfer in corporate bonds by Banistmo S.A, Bancolombia Puerto Rico Internacional Inc and Bancolombia Panamá S.A.
(2)Stage transfer in corporate bonds by Banagrícola S.A.
The following shows provisions detail for the debt instruments portfolio using the expected credit losses model:
As of March 31, 2025

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Securities at amortized cost	7,951,366	370,239	33,302	8,354,907
Carrying amount	7,976,078	375,603	52,041	8,403,722
Loss allowance	(24,712)	(5,364)	(18,739)	(48,815)
Securities at fair value through other comprehensive income(1)	4,831,278	53,655	-	4,884,933
Total debt instruments portfolio measure at fair value through OCI and amortized cost	12,782,644	423,894	33,302	13,239,840
(1)Loss allowance of investments at fair value through OCI corresponds to COP (4,219) classified mostly in stage 1 to COP (3,682) and in stage 2 to COP (537). The decrease in relation to 2024 is mainly to net provisions recognized during the period for COP 2,085.

As of December 31, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Securities at amortized cost	7,975,158	393,143	36,577	8,404,878
Carrying amount	8,008,567	401,263	53,985	8,463,815
Loss allowance	(33,409)	(8,120)	(17,408)	(58,937)
Securities at fair value through other comprehensive income(1)	5,023,494	60,922	-	5,084,416
Total debt instruments portfolio measure at fair value through OCI and amortized cost	12,998,652	454,065	36,577	13,489,294
(1) Loss allowance of of investments at fair value through OCI corresponds to COP (6,513) classified mainly in stage 1 to COP (5,734). The increase in relation to 2023 is due to the acquisition of instruments to COP (2,517) and sales and maturities to COP 1,708.
The following table sets forth the changes in the allowance for debt instruments measured at amortized cost:
As of March 31, 2025

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Loss allowance of January 1, 2025	33,409	8,120	17,408	58,937
Change of measurement	1	-	-	1
Sales and maturities	(280)	-	-	(280)
New debt instruments purchased(1)	2,920	-	-	2,920
Net provisions recognised during the period	(10,111)	(2,355)	2,188	(10,278)
Foreign Exchange(2)	(1,227)	(401)	(857)	(2,485)
Loss allowance of March 31, 2025	24,712	5,364	18,739	48,815
(1)Impairment is mainly in securities issued by government entities by Bancolombia S.A.
(2) The variation is due to the variation in the market representative rate during the year 2025.
As of March 31, 2024

Concept	Stage 1	Stage 2	Stage 3	Total
In millions of COP
Loss allowance of January 1, 2024	29,939	11,913	13,951	55,803
Sales and maturities	(1,783)	(5,895)	-	(7,678)
New debt instruments purchased(1)	4,835	-	-	4,835
Net provisions recognised during the period	(4,760)	3	(2,880)	(7,637)
Foreign Exchange	123	32	132	287
Loss allowance of March 31, 2024	28,354	6,053	11,203	45,610
(1)Impairment is mainly in securities issued by government entities and corporate bonds by Bancolombia S.A. and Banistmo S.A.
The Bank has recognized in the Condensed Consolidated Interim Statement of Comprehensive Income related to equity securities and trust funds at fair value through OCI as of March 31, 2025, and 2024, COP 4,378 and COP 5,919, respectively. See Condensed Consolidated Interim Statement of Comprehensive Income.
Equity securities that are measured at fair value through OCI are considered strategic for the Bank and, thus, there is no intention to sell them in the foreseeable future and that is the main reason for using this presentation alternative.

The following table details the equity instruments designated at fair value through OCI analyzed by listing status:

Equity securities	Carrying amount
	March 31, 2025	December 31, 2024
In millions of COP
Securities at fair value through OCI:
Equity securities listed in Colombia	2	2
Equity securities listed in foreign countries	80,083	76,795
Equity securities unlisted:
Telered S.A.	152,836	160,761
Asociación Gremial de Instituciones Financieras Credibanco S.A.	109,011	109,011
Transacciones y Transferencias, S. A.	52,669	55,401
Compañía de Procesamiento de Medios de Pago Guatemala (Bahamas), S. A.	17,976	18,913
Cámara de Riesgo Central de Contraparte de Colombia S.A.	17,385	17,385
Suncolombia SAS	6,288	—
Derecho Fiduciario Inmobiliaria Cadenalco	4,240	4,212
Others	31,290	31,617
Total equity securities at fair value through OCI	471,780	474,097
As of March 31, 2025 impairment loss was recognized on equity securities at fair value through OCI for COP 15. Dividends received from equity investments at fair value through OCI held as of March 31, 2025 and 2024 amounted to COP 4,785 and COP 9,005, respectively. See Note 14.5. Dividends and net income on equity investments.

NOTE 6. LOANS AND ADVANCES TO CUSTOMERS, NET
Loans and financial leasing operating portfolio
The following is the composition of the loans and financial leasing operations portfolio, net as of March 31, 2025 and December 31, 2024:

Composition	March 31, 2025	December 31, 2024
In millions of COP
Commercial	153,183,096	153,252,811
Consumer	54,558,894	55,815,683
Mortgage	41,964,536	41,741,601
Financial Leases	27,418,288	27,291,604
Small Business Loans	1,398,191	1,352,209
Total gross loans and advances to customers	278,523,005	279,453,908
Total allowance for loans, advances and lease losses	(15,532,803)	(16,179,738)
Total loans and advances to customers, net	262,990,202	263,274,170

Allowance for loans losses
The following table sets forth the changes in the allowance for loans and advances and lease losses as of March 31, 2025 and 2024:
As of March 31, 2025

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small business loans	Total
In millions of COP
Balance at January 1, 2025	7,259,230	6,497,777	1,235,177	1,088,272	99,282	16,179,738
Loans sales(1)	(74,386)	—	—	—	—	(74,386)
Recovery of charged - off loans(2)	22,150	117,223	6,905	25,051	24	171,353
Credit impairment charges on loans, advances and financial leases, net(3)	176,435	887,827	19,729	(2,868)	22,401	1,103,524
Adjusted stage 3(4)	78,085	123,597	12,268	17,563	1,529	233,042
Charges-off(2)	(355,813)	(1,434,157)	(52,755)	(35,302)	(20,359)	(1,898,386)
Translation adjustment	(84,692)	(77,058)	(17,493)	(1,733)	(1,106)	(182,082)
Balance at March 31, 2025	7,021,009	6,115,209	1,203,831	1,090,983	101,771	15,532,803
(1)Corresponds to the release of loan allowances related to portfolio sales.
(2)This amount results from collections of previously charged off loans.
(3)The loss allowance for the accumulated year 2025 decreased by 17% compared to the same period of the previous year. This reduction is attributed to the improved performance of the consumer and SME portfolios.
(4)Recognized as a reduction to Interest Income on loans and financial leases in Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.
(5)The variation is due to the decrease in the market representative rate from COP 4,409.15 in December 2024 to COP 4,191.79 in March 2025.

As of March 31, 2024

Concept	Commercial	Consumer	Mortgage	Financial Leases	Small business loans	Total
In millions of COP
Balance at January 1, 2024	6,290,266	7,717,038	1,023,206	1,024,575	168,018	16,223,103
Recovery of charged - off loans(1)	9,741	125,356	16,247	16,093	1,660	169,097
Credit impairment charges on loans, advances and financial leases, net	37,031	1,195,019	89,489	18,441	(5,117)	1,334,863
Adjusted stage 3(2)	89,948	147,908	8,790	17,897	2,746	267,289
Charges-off(1)	(181,297)	(1,548,159)	(15,273)	(36,789)	(25,066)	(1,806,584)
Translation adjustment(3)	13,150	(1,739)	769	2,419	(138)	14,461
Balance at March 31, 2024	6,258,839	7,635,423	1,123,228	1,042,636	142,103	16,202,229
(1)This amount results from collections of previously charged off loans..

(2)Recognized as a reduction to Interest Income on loans and financial leases in Condensed Consolidated Interim Statement of Income, in accordance with IFRS 9.
(3)The variation is due to the increase in the market representative rate from COP 3,822.05 in December 2023 to COP 3,842.30 in March 2024.
The following table presents information about the nature and effects of changes in the contractual cash flows of the loan portfolio that did not result in derecognition and the effect of these changes on the measurement of expected credit losses.

Changes in the contractual cash flows of the loan portfolio that did not result in derecognition
In millions of COP
	March 31, 2025	December 31, 2024
Loan portfolio modified during the period
Amortized cost before modification	2,784,636	7,563,621
Net gain or loss on changes	(43,652)	(560,552)
Loan portfolio modified since initial recognition
Gross carrying value of the previously modified loan portfolio for which the allowance for losses has been changed from the asset's life to the expected credit losses for 12 months.	277,353	325,028
Impact of movements in the value of the portfolio and loss allowance by Stage
Variation March 2025 vs December 2024
Stage 1 (12-month expected credit losses)
The exposure in Stage 1 increased by COP 179,358 and the loss allowance decreased by COP 86,156. The increase in the portfolio at this stage is due to the dynamics of disbursements in the corporate portfolio. The decrease in the loss allowance is attributed to a higher share of the portfolio in lower-risk categories and the macroeconomic impact on PD (probability of default) models, where a downward trend in interest rates and inflation, especially in Colombia, positively affects consumer portfolios.
Stage 2 (Lifetime expected credit losses)
The exposure in Stage 2 showed a decrease of COP 109,747 and the loss allowance increased by COP 66,570. The decrease in the portfolio at this stage is due to the good performance of the portfolio. The increase in the provision is due to clients exiting default (Stage 3) and being provisioned in Stage 2 for a period of 12 months.
Stage 3 (Lifetime expected credit losses)
The exposure in Stage 3 decreased by COP 1,000,514 and the loss allowance decreased by COP 627,349. The variation in exposure and provisions at this stage is mainly due to the good performance observed across all portfolios.
Variation December 2024 vs December 2023
Stage 1 (12-month expected credit losses)
The exposure in Stage 1 increased by COP 22,899,408 and the loss allowance decreased by COP 1,520,924. The increase in the portfolio in this Stage is mainly due to the dynamics of disbursements in the corporate portfolio and the restatement of dollar loans into Colombian Pesos due to the increase in the exchange rate. The decrease in the loss allowance is due to a higher portfolio participation in lower-risk categories and the macroeconomic impact on the PD (probability of default) models, which have a more favorable economic outlook, where a downward trend in interest rates in Colombia is observed, which positively affects the portfolios of individuals.
Stage 2 (Lifetime expected credit losses)
The exposure in Stage 2 increased by COP 627,630 and the loss allowance increased by COP 137,359. The increase in exposure is mainly due to clients in the corporate portfolio classified as medium risk, through monitoring by the Special Client Management Committee, and a higher number of restructurings compared to the previous year. The increase in the provision is consistent with the arrival of these clients.
Stage 3 (Lifetime expected credit losses)
The exposure in Stage 3 increased by COP 1,975,223, and the loss allowance increased by COP 1,340,200. This variation in exposure and provisions is primarily due to the deterioration of clients in the legal entity portfolio, which includes both corporate clients and SMEs. Significant defaults were particularly observed in the pharmaceutical, commerce, manufacturing, and construction sectors.

The following explains the significant changes in the loans and the allowance for loan losses by category during the periods ended on March 31, 2025 and December 31, 2024 as a result of applying the expected credit loss model according to IFRS 9:
As of March 31, 2025

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	138,419,039	5,247,629	9,516,428	153,183,096
Consumer	46,007,502	4,952,246	3,599,146	54,558,894
Mortgage	37,222,284	2,895,647	1,846,605	41,964,536
Financial Leases	22,580,248	3,366,664	1,471,376	27,418,288
Small Business Loans	1,222,582	98,358	77,251	1,398,191
Total gross loans and advances to customers	245,451,655	16,560,544	16,510,806	278,523,005
Total allowance	(2,088,823)	(2,740,331)	(10,703,649)	(15,532,803)
Total Net loans and advances to customers	243,362,832	13,820,213	5,807,157	262,990,202
As of December 31, 2024

Maximum exposure to credit risk
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Commercial	137,761,467	5,545,788	9,945,556	153,252,811
Consumer	46,697,013	5,118,607	4,000,063	55,815,683
Mortgage	37,076,580	2,701,930	1,963,091	41,741,601
Financial Leases	22,561,434	3,212,710	1,517,460	27,291,604
Small Business Loans	1,175,803	91,256	85,150	1,352,209
Total gross loans and advances to customers	245,272,297	16,670,291	17,511,320	279,453,908
Total allowance	(2,174,979)	(2,673,761)	(11,330,998)	(16,179,738)
Total Net loans and advances to customers	243,097,318	13,996,530	6,180,322	263,274,170
NOTE 7. INCOME TAX
The income tax is recognized in each of the countries where the Group Bancolombia has operations, in accordance with the tax regulations in force in each of the jurisdictions.

7.1 Components recognized in the Condensed Consolidated Interim Statement of income:

The following table presents the total income tax expense for the periods ended March 31, 2025 and 2024:

	Accumulated
	2025	2024
In millions of COP
Current tax(1)
Fiscal term	(635,786)	(658,424)
Prior fiscal terms(2)	60,470	69,840
Total current tax	(575,316)	(588,584)
Deferred tax
Fiscal term	(60,437)	(39,440)
Prior fiscal terms(2)	(44,291)	(57,788)
Adjustments for consolidation purposes	(18,868)	(9,068)
Total income tax(3)	(123,596)	(106,296)
Deferred tax	(698,912)	(694,880)
(1)The nominal income tax rate used in Colombia for the year 2025 and 2024 is of 35%. Additionally, the Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.

(2) Mainly due to the effects of Sentence CE 26739 of January 25, 2024, in both Bancolombia S.A. and Renting Colombia S.A.S.; as well as for invoices received after the end of the year and industry and commerce tax paid prior to the filing of the income tax return.
(3) See table 7.2 Reconciliation of the effective tax rate.
7.2 Reconciliation of the effective tax rate
The reconciliation between total income tax expenses calculated at the current nominal tax rate and the tax expense recognized in the Condensed Consolidated Interim Statement of Income for the three-month period ended March 31, 2025 and 2024:

Reconciliation of the tax rate	Accumulated
	2025	2024
In millions of COP
Accounting profit	2,463,687	2,379,891
Applicable tax with nominal rate (1)	(985,475)	(951,956)
Non-deductible expenses to determine taxable profit (loss)	(50,977)	(48,841)
Accounting and non-tax expense (income) to determine taxable profit (loss)	208,883	182,313
Differences in accounting bases (2)	86,181	65,439
Net tax and non-accountable income for the determination of taxable profit	(267,717)	(57,945)
Ordinary activities income exempt from taxation	468,945	194,208
Ordinary activities income not constituting income or occasional tax gain	55,617	60,364
Tax deductions	57,343	31,673
Goodwill Depreciation	77	115
Tax depreciation surplus	51,743	54,489
Untaxed recoveries	(42,315)	(17,498)
Tax rate effect in other countries	(212,202)	(77,091)
Prior fiscal terms	16,179	12,052
Other effects of the tax rate by reconciliation between accounting profit and tax expense (income)	(77,550)	(142,202)
Excess of presumptive income over net income	(7,644)	—
Total income tax	(698,912)	(694,880)
(1) The nominal income tax rate used in Colombia for the year 2025 and 2024 is of 35%. Additionally, the Colombian financial institutions of the Group liquidated some additional points in the income tax of 5%.
(2) Difference between the technical accounting frameworks in force in Colombia and the full International Financial Reporting Standards (IFRS).
7.3 Components recognized in the Condensed Consolidated Interim Statement of Comprehensive Income (OCI)
Accumulated Results
See Condensed Consolidated Interim Statement of Comprehensive Income

March 31, 2025
In millions of COP
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	—	27	27
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	3,978	400	4,378
Unrealized loss Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	(6,183)	3,515	(2,668)
Gain on net investment hedge in foreign operations	192,264	(71,154)	121,110
Exchange differences arising on translating the foreign operations	(1,073,893)	—	(1,073,893)
Unrealized loss Cash flow hedge	(62)	25	(37)
Unrealized loss on investments in associates and joint ventures using equity method	(250)	71	(179)
Net	(884,146)	(67,116)	(951,262)

March 31, 2024
In millions of Colombian pesos
	Amounts before taxes	Deferred tax	Net taxes
Remeasurement income related to defined benefit liability	—	7	7
Unrealized gain Investments in equity instruments measured at fair value through other comprehensive income (FVTOCI)	6,460	(541)	5,919
Unrealized loss Investments in debt instruments measured at fair value through other comprehensive income (FVTOCI)	(6,220)	2,192	(4,028)
Loss on net investment hedge in foreign operations	(38,075)	16,784	(21,291)
Exchange differences arising on translating the foreign operations	97,043	—	97,043
Unrealized loss on investments in associates and joint ventures using equity method	(6,347)	908	(5,439)
Net	52,861	19,350	72,211
7.4 Deferred tax
In accordance with its financial projections, the companies from the Group Bancolombia's expects in the future to generate enough liquid income to offset the items recorded as deductible deferred tax. These estimates start from the financial projections that were prepared considering information from the Group Bancolombia's economic research records, the expected economic environment for the next five years. The main indicators on which the models are based are GDP growth, loans growth and interest rates. In addition to these elements, the long-term Group's strategy is taken into account.

The deferred tax asset and liability for each of the concepts that generated taxable or deductible temporary differences for the period ending March 31, 2025 are detailed below:

	December 31, 2024	Effect on Income Statement	Effect on OCI	Effect on Equity (1)	Foreign Exchange	Adjustments for consolidation purposes	March 31, 2025
Asset Deferred Tax:
Property and equipment	2,668	163	—	—	(116)	(622)	2,093
Employee Benefits	282,601	(1,778)	27	—	(2,334)	—	278,516
Deterioration assessment	612,213	(19,334)	—	—	(29,673)	4,353	567,559
Investments evaluation	5,278	(284)	—	—	(17)	—	4,977
Derivatives Valuation	6,063	7,196	25	—	—	—	13,284
Tax credits settlement	4,978	(2,005)	—	—	—	—	2,973
Financial Obligations	197,660	(120,891)	—	—	—	—	76,769
Insurance Operations	34,906	(7,184)	—	—	(1,721)	—	26,001
Net investment coverage in operations abroad	362,786	(33,351)	(71,154)	—	—	—	258,281
Other deductions	290,284	(4,287)	—	—	(2,120)	—	283,877
implementation adjustment	401,830	(25,824)	—	—	(8,017)	—	367,989
Total Asset Deferred Tax(2)	2,201,267	(207,579)	(71,102)	—	(43,998)	3,731	1,882,319
Liability Deferred Tax:
Property and equipment	(114,638)	23,741	—	—	1,026	(28,447)	(118,318)
Deterioration assessment	(973,820)	38,109	—	—	—	5,559	(930,152)
Participatory titles evaluation	(377,994)	(37,617)	3,915	—	2,402	341	(408,953)
Derivatives evaluation	(82,375)	80,493	—	—	87	261	(1,534)
Lease restatement	(321,813)	(43,712)	—	—	—	—	(365,525)
Investments in associates Adjustment for equity method	(24,805)	6,550	71	18	(2,454)	(1,053)	(21,673)
Financial Obligations	(556)	27	—	—	27	—	(502)
Goodwill	(1,574,360)	281	—	—	352	—	(1,573,727)
Insurance Operations	(37,379)	7,591	—	—	1,844	—	(27,944)

	December 31, 2024	Effect on Income Statement	Effect on OCI	Effect on Equity (1)	Foreign Exchange	Adjustments for consolidation purposes	March 31, 2025
Asset Deferred Tax:
Properties received in payment	(104,990)	(4,599)	—	—	640	—	(108,949)
Other deductions	(403,259)	31,987	—	—	3,221	740	(367,311)
implementation adjustment	(25)	—	—	—	—	—	(25)
Total Liability Deferred Tax (2)	(4,016,014)	102,851	3,986	18	7,145	(22,599)	(3,924,613)
Net Deferred Tax	(1,814,747)	(104,728)	(67,116)	18	(36,853)	(18,868)	(2,042,294)
(1)Recognition of the valuation of the investment in Protection by Fiduciaria Bancolombia S.A.
(2)The values revealed in the Condensed Consolidated Interim Statement of Financial Position correspond to the sum of the net deferred tax per company.
7.5 Amount of temporary differences in subsidiaries, branches, associates over which deferred tax was not recognized is:
In accordance with IAS 12, no deferred tax credit was recorded, because management can control the future moment in which such differences are reversed and this is not expected to occur in the foreseeable future.

	March 31, 2025	December 31, 2024
In millions of COP
Temporary differences
Local Subsidiaries	(196,495)	(373,971)
Foreign Subsidiaries	(18,591,991)	(20,176,494)
7.6 Tax credits
For the period 2025, a deferred tax asset was recognized since the Group companies will have future taxable profits in which they can charge this temporary difference.
The following is the detail of the fiscal losses and presumptive income excesses over net income in the Group's entities, which have not been used, as of March 31, 2025.

Company	Base	Deferred tax recognized asset
In millions of COP
Banca de Inversión Bancolombia S.A.	7,432	2,973
Total	7,432	2,973
7.7 Dividends
7.7.1 Dividend Payment
If the parent company or any of its subsidiaries were to distribute dividends, they would be subject to the tax regulations of each of the countries in which they are decreed and distributed. In the case of Colombian companies, dividends will be subject to the application of Articles 48 and 49 of the Tax Statute and consequently will be subject to withholding at source at the established rates, in accordance with the tax characteristics of each shareholder.
7.7.2 Dividends received from Subsidiary Companies
Considering the historical tax status of the dividends received by the Bank from its affiliates and national subsidiaries, it is expected that in the future dividends will be received on the basis of non-income tax.  They will not be subject to withholding tax, considering that the Bank, its affiliates, and national subsidiaries belong to the same business group.
7.8 Tax contingent liabilities and assets
In the determination of the effective current and deferred taxes subject to review by the tax authority, the relevant regulations have been applied in accordance with the interpretations made by the Group Bancolombia.

In Colombia due to the complexity of the tax system, ongoing amendments to the tax regulations, accounting changes with implications on tax bases and in general the legal instability of the country, the tax authority may at any time have different criteria than that of the Group Bancolombia. Consequently, a dispute or inspection by the tax authority on a tax treatment may affect the Group Bancolombia accounting of assets or liabilities for deferred or current taxes, in accordance with the requirements of IAS 12. However, based on the criteria established in the interpretation of IFRIC 23, the Group Bancolombia did not recognize uncertain tax positions in its financial statements.
NOTE 8. DEPOSITS BY CUSTOMERS
The detail of the deposits as of March 31, 2025 and December 31, 2024 is as follows:

Deposits	March 31, 2025	December 31, 2024
In millions of COP
Saving accounts(1)	124,114,011	124,636,994
Time deposits(2)	111,289,855	109,760,722
Checking accounts	35,588,232	38,033,696
Other deposits(1)	5,038,019	6,627,989
Total deposits by customers	276,030,117	279,059,401
(1)As of March 31, 2025 and December 31, 2024 includes Nequi deposits by COP 4,366,164 and COP 4,449,420, respectively.
(2) The increase is mainly due to Bancolombia S.A in time deposits less than 6 months.

NOTE 9. INTERBANK DEPOSITS AND REPURCHASE AGREEMENTS AND OTHER SIMILAR SECURED BORROWING

The following table sets forth information regarding the money market operations recognized as liabilities in Condensed Consolidated Interim Statement of Financial Position:

Interbank and repurchase agreements and other similar secured borrowing	March 31, 2025	December 31, 2024
In millions of COP
Interbank Deposits
Interbank liabilities	634,414	716,493
Total interbank	634,414	716,493
Repurchase agreements and other similar secured borrowing
Short selling operations(1)	83,135	155,973
Temporary transfer of securities(2)	973,817	532,495
Repurchase agreements	208,776	372,004
Total Repurchase agreements and other similar secured borrowing	1,265,728	1,060,472
Total money market transactions	1,900,142	1,776,965
(1)The decrease is mainly due to Bancolombia S.A.
(2)Increase recorded in Bancolombia due to repos in simultaneous operations with the CRCC.

NOTE 10. BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS
As of March 31, 2025 and December 31, 2024, the composition of the borrowings from other financial institutions measured at amortized cost is the following:

Borrowings from other financial institutions	March 31, 2025	December 31, 2024
In millions of COP

Obligations granted by foreign banks(1)	6,688,622	10,619,033
Obligations granted by domestic banks	5,210,715	5,070,499
Total borrowings from other financial institutions	11,899,337	15,689,532
(1)The variation is due to cancellation of obligations for advance payments and maturities.
Obligations granted by foreign banks
As of March 31, 2025

Financial entity	Rate Minimum	Rate Maximum	March 31, 2025
In millions of COP
Financing with Correspondent Banks and Multilateral Entities(1)	1.50%	8.99%	6,060,677
Banco Interamericano de Desarrollo (BID)	8.41%	9.56%	584,676
Banco Latinoamericano de Comercio Exterior (Bladex)	5.80%	5.80%	43,269
Total			6,688,622

(1)The variation is due to cancellation of obligations for advance payments and maturities.

As of December 31, 2024

Financial entity	Rate Minimum	Rate Maximum	December 31, 2024
In millions of COP
Financing with Correspondent Banks and Multilateral Entities	1.50%	8.99%	9,959,214
Banco Interamericano de Desarrollo (BID)	8.47%	9.62%	614,946
Banco Latinoamericano de Comercio Exterior (Bladex)	5.80%	5.80%	44,873
Total			10,619,033

The maturities of the financial obligations with foreign entities as of March 31, 2025 and December 31, 2024, are the following:

Foreign	March 31, 2025	December 31, 2024
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period	4,038,242	7,428,943
More than twelve months after the reporting period	2,650,380	3,190,090
Total(1)	6,688,622	10,619,033

(1)The variation is due to cancellation of obligations for advance payments and maturities.

Obligations granted by domestic banks
As of March 31, 2025

Financial entity	Rate Minimum	Rate Maximum	March 31, 2025
In millions of COP
Financiera de desarrollo territorial (Findeter)	4.15%	17.42%	2,480,215
Fondo para el financiamiento del sector agropecuario (Finagro)	5.09%	12.28%	1,310,951
Banco de comercio exterior de Colombia (Bancoldex)	2.17%	17.56%	346,674
Other private financial entities	5.13%	13.01%	1,072,875
Total			5,210,715
As of December 31, 2024

Financial entity	Rate Minimum	Rate Maximum	December 31, 2024
In millions of COP
Financiera de desarrollo territorial (Findeter)	4.15%	17.21%	2,239,644
Fondo para el financiamiento del sector agropecuario (Finagro)	5.09%	13.59%	1,363,891

Banco de comercio exterior de Colombia (Bancoldex)	2.17%	17.50%	399,266
Other private financial entities	5.11%	13.01%	1,067,698
Total			5,070,499
The maturities of financial obligations with domestic banks as of March 31, 2025 and December 31, 2024, are as follows:

Domestic	March 31, 2025	December 31, 2024
In millions of COP
Amount expected to be settled:
No more than twelve months after the reporting period	728,524	679,069
More than twelve months after the reporting period	4,482,191	4,391,430
Total	5,210,715	5,070,499
As of March 31, 2025 and December 31, 2024, there were some financial covenants, mainly regarding capital adequacy ratios, past due loans and allowances, linked to some of the aforementioned outstanding credit facilities. None of these covenants had been breached nor were the related obligations past due.
NOTE 11. PROVISIONS AND CONTINGENT LIABILITIES

Contingencies due to judicial or administrative proceedings/litigations in which Bancolombia and the entities with which financial statements are consolidated as of March 31, 2025, are listed as follow, and that represents a contingency superior to USD 7,313.

Some of the proceedings in which the claims are inferior and that were revelated in prior periods will be kept providing information about its evolution.

BANCOLOMBIA

Neos Group S.A.S. in reorganization proceeding and Inversiones Davanic S.A.S.
On November 3, 2022, Bancolombia S.A. was served of a lawsuit in which Neos Group S.A.S. and Inversiones Davanic S.A.S. alleges that a loan agreement was entered between them, rather than a lease agreement. Neos Group S.A.S. and Inversiones Davanic S.A.S. also requested the rescission of the purchase and sale agreement on the ground that the price of the property was lower than its fair price.
The Neos Group S.A.S. and Inversiones Davanic S.A.S.'s claims amount are COP 65,000. The contingency is qualified as remote because the parties always intended to celebrate a lease agreement and not a different type of contract. On December 7, 2022, Bancolombia S.A. filed a brief with its defenses. As of March 31, 2025, the Court has not summoned the initial hearing. There is no provision for this proceeding.

Public Interest Class Action - Carlos Julio Aguilar and other

In this proceeding, a public interest class action was filed, in which the plaintiffs allege that due to the restructuring of Departamento del Valle's financial obligations and its performance plan, the Departamento del Valle's collective rights of the public administration and the public funds of the were breached. Bancolombia S.A. filed its defenses arguing that the agreement was made in accordance with the law.

On November 15, 2024, the First Instance Court issued a judgement in favor of Bancolombia S.A. The plaintiffs filed an appeal against the first instance judgment. As of March 31, 2025, the Second Instance Court has not issued a final decision. The contingency is qualified as eventual and there is no provision for this proceeding.

Remediation Plan for Santa Elena´s property

In 1987, Banco de Colombia (today Bancolombia S.A.) received a property located in Municipio de Cartagena, Colombia from the Federación Nacional de Algodoneros. After the transfer of the property to Bancolombia S.A., soil contamination from pesticides and herbicides was found on the property. Bancolombia S.A. commenced a civil responsibility judicial proceeding against the Federación Nacional de Algodoneros alleging environmental contamination. On November 13, 2015, the Court issued the final judgment. In the judgment, the Court stated that the Federación Nacional de Algonoderos was liable for environmental damages and consequently, Bancolombia S.A. was not.

Despite not being liable for environmental damages, Bancolombia S.A. has assumed binding commitments to contract and pay for the property’s decontamination. As a result of these commitments, Bancolombia S.A. has conducted different decontamination processes over the years. Currently, Bancolombia S.A. has the approval of the Autoridad Nacional de Licencias Ambientales de Colombia (ANLA) for the execution of a remediation plan (plan de remediación) divided into 3 stages: Stage I, Stage II, and Stage III.

As of March 31, 2025, Bancolombia S.A. is still working in the on the deliverables requested by the ANLA and derived from the complementary studies of Stage I, and the demolition activities of the warehouses planned for Stage II were completed. The pre-feasibility activities for Stage III are also being executed and the execution of the social management plan with the communities in the area of influence of the remediation plan, emergency and contingency plan, hazardous waste management plan and biotic environment protection plan continues.

The estimated time for the execution of the remediation plan is 36 months from July 2023, with the possibility of adjustment according to the results of the pre-feasibility and feasibility stage of Stage 3 and the supervening requirements of the competent authorities. As of March 31, 2025, there is a provision of COP 59,964to attend the execution of the pending activities of the plan.

Constructora Primar S.A.S (TERMINATED)

On June 7, 2022, Bancolombia S.A. was notified of a lawsuit filed by Incopav S.A.S., Constructora Primar S.A.S., Inversiones M & Galindo y Cía. S en C and Inversiones M & Baquero y Cía. S en C. The plaintiffs request the payment of the damages caused by Bancolombia S.A. for his decision not to fully finance of the Altos de San Jorge project.

The plaintiffs' claims amount are COP 107,344. The contingency is qualified as remote because the plaintiffs are not part of the mutual agreement entered into for the financing of the Altos de San Jorge project. On July 9, 2024, the First Instance Court ruled in favor of Bancolombia S.A. As of March 31, 2025, the proceeding ended with the first instance judgement in favor of the Bank.

Tuvacol S.A.

On July 18, 2024, Bancolombia S.A. was served of the lawsuit filed by Tuvacol S.A. Tuvacol S.A. is requesting the payment of the damages caused by the alleged irregular payment of checks charged to its checking account. Bancolombia S.A. argues that the payments of the checks were correct. The plaintiff’s claims are COP 56,769. As of March 31, 2025, the initial hearing has not been held. The initial hearing was convened for June 17 and 18, 2025. The contingency is qualified as eventual and has a provision for COP$5,676.

FIDUCIARIA BANCOLOMBIA

Quinta Sur S.A.S.

In March 2022, Fiduciaria Bancolombia was notified of a lawsuit filed by Quinta Sur S.A.S. in liquidation proceeding. According to the lawsuit, Quinta Sur seeks the indemnification for damages due to the non-transfer of the resources to beginning of a housing construction project, under the terms agreed in the trust agreement.

Fiduciaria Bancolombia alleges that it has complied with the law and the contract, arguing that the property on which the housing project was to be constructed did not fulfill the contractual requirements. The plaintiff’s claims amount are COP 128,000.

On August 24, 2023, the First Instance Court issued a favorable judgment to Fiduciaria Bancolombia. As of March 31, 2025, the Second Instance Court has not issued a final decision. The contingency is qualified as eventual and there is no provision for this proceeding.

BANISTMO

Constructora Tymsa S.A.

In October 2021, Banistmo and Banistmo Investment were notified of a lawsuit in which the plaintiff alleged fraudulent acts involving the sale of the plaintiff´s property. Constructora Tymsa request the nullity of the public instrument of purchase through which property was transferred to Limipa S.A. Limipa S.A. requested a loan to Banistmo and guaranteed its obligation with an an administration and guarantee trust over the property. The trust was administered by Banistmo Investment. Constructora Tymsa alleges that the signatures and fingerprints in the public instrument of purchase, sale and in the mortgage in favor of Banistmo are false.

The plaintiff’s claims amount are USD 10,000, in addition to interests, costs and expenses. Banistmo and Banistmo Investment allege they are not liable for any intentional or negligent conduct regarding to the alleged fraudulent sale of the property. As of March 31,2025, the Court is pending of the resolution of three motions, including the motion for lack of jurisdiction alleged by the Bank, and to rule on the evidence presented in the proceeding. The Bank’s legal advisors have qualified the proceeding as eventual and there is no provision.

Deniss Rafael Pérez Perozo, Carlos Pérez Leal and others
Promotora Terramar (client of Banistmo, formerly HSBC Panamá) received USD 299, through Visa Gift Cards issued by a foreign bank. Theses payment were received as a partial payment of 2 apartments located in Panamá City.

On June 3, 2028, the Credit Card Securities and Fraud Prevention department of the HSBC bank detected an irregular activity by Promotora Terramar, when a monitoring alert was activated due to the high number of cards with the same BIN and bank. Therefore, pursuant to the Business Establishments Affiliate Agreement, HSBC reversed funds from Promotora Terramar´s accounts for COP 287. Nevertheless, after further investigations the money was refunded.

On October 2013, the plaintiffs filed a claim for compensation of the material and moral damages caused, which according to their valuation, amounts to USD 5,252,000. Banistmo alleges it has complied with the contractual terms outlined in the Affiliate Agreement, that Mr. and Mrs Perez Leal are not customers of the Bank and thar the statute of limitations deadline has lapsed.

As of March 31, 2025, the lawsuit has not been notified to the parties. The contingency is qualified as remote and there is no provision for this proceeding.

DD&C, Carlos Pérez Leal and Others

In October 2022, Banistmo received a communication announcing the filing of a legal action in the Tribunal of First Instance of Kaloum in the Republic of Guinea. This action was commenced by Inversiones DD&C, Carlos Perez Leal and other natural persons against the Central Bank of the Republic of Guinea (“BCRG”) and five international banks, including Banistmo. The action seeks compensatory damages derived from alleged fraud involving six international transfers for a total USD 1,900 that Inversiones DD&C, who was a client of Banistmo at the time, ordered to be made to a bank account at the BCRG.

The parties who commenced the action are seeking USD 28,100 in “dommages matériels” (which are damages for alleged economic loss), as well as additional amounts in “dommages moraux” (which are damages for alleged non-economic loss, including alleged psychological suffering and moral anguish).

On May 22, 2023, a favorable First Instance judgment was issued for Banistmo. The plaintiff filed an appeal against the decision. On October 23, 2024, the Second Instance Court issued a favorable judgment to Banistmo. As of March 31, 2025, there is still pending to decide the appeal filed by the plaintiff before the Supreme Court of Guinea.

The contingency is qualified as remote and there is provision for this proceeding.

Interfast Panamá & Pacific Point 96624

In February 2024, Banistmo and Banistmo Investment were served of a lawsuit filed against them and against 2020 Debt Investors Corp and José Talgham Cohen. The plaintiffs seek compensation for damages originated from the assignment of credit agreement made by Banistmo as the assignor in benefit of the assignee 2020 Debt Investors Corp., of a credit operation managed by Inverfast Panamá for a value of USD 2,000. The loan was secured with a trust of administration and guarantee of real state set up on Banistmo Investment.

The plaintiffs alleges that the credit assignment agreement presented irregularities and deviations from Banistmo and breach of fiduciary duties from Banistmo Investment. The plaintiff’s claims amount are USD 15,000.

As of March 31, 2025, the proceeding is pending rule a clarification motion of the plaintiff´s complaint.

The contingency is qualified as remote and there is no provision for this matter.

BANCO AGRÍCOLA

Dirección General de Impuestos Internos El Salvador

The authority on taxes of El Salvador (DGII), in accordance with the resolution of October 2018, determined that Banco Agrícola failed to declare and pay income taxes related to 2014’s fiscal year for a total of USD 11,116 and related penalties.

In 2021, the appeal presented by Banco Agrícola was decided. The Tribunal de Apelaciones de los Impuestos Internos y Aduanas (TAII) modified the Resolution issued by DGII, adjusted the rental tax to USD 6,341 and revoked the sanction.

Banco Agrícola filed a lawsuit before the Contentious Administrative Tribunal seeking to overrule DGII´s and TAII´s previous decisions in relation to the tax’s payment. As of March 31, 2025, the decision of the Contentious Administrative Tribunal is still pending.

The contingency is qualified as remote and there is no provision for this proceeding.

ARRENDADORA FINANCIERA S.A.

Cordal

Cordal filed a lawsuit against Arrendadora Financiera, seeking compensation for USD 6,454. According to the lawsuit, Cordal was the owner of a current account in Arrendadora Financiera (formerly Banco Capital S.A.), and it alleged that it´s funds were irregularly transferred to third parties. Arrendadora Financiera alleges Cordal´s account was liquidated before the acquisition of Banco Capital S.A. and, therefore, no funds were transferred.

As of March 31, 2025, the proceeding is at the evidentiary stage. The contingency is qualified as remote and there is no provision for this proceeding. A former employee of the plaintiff was convicted of aggravated theft in connection with the facts of this lawsuit.

BANCO AGROMERCANTIL

Bapa Holdings Corp.
On September 20, 2022, a lawsuit against Banco Agromercantil was filed by Bapa Holdings Corp. The plaintiff alleges that it invested USD 7,000, through a participation agreement with North Shore Development Company (NDSC) for the development of a housing project that was going to be built in a property, which was security for a loan given by Banco Agromercantil to NDSC, located in Roatan Island, Honduras. Bapa alleges that BAM caused damages due to its failure to provide information about NDSC´s financial situation and going through with the sale of the credit.

On October 24, 2022, BAM responded to the claim and filed exceptions alleging that it has no commercial relationship with Bapa, and the statute of limitations deadline expired. As of March 31, 2025, the Court has not ruled the exceptions to the lawsuit. The contingency is qualified as remote and there is no provision for this proceeding.

Superintendencia de Administración Tributaria (SAT)

The Superintendencia de Administración Tributaria (SAT) de Guatemala ordered a tax adjustment in the fiscal year 2014 of Banco Agromercantil´s rental tax declaration, duly paid by BAM, for a value of USD 13,583 (including tax and sanction). BAM initiated legal proceedings against the decision adopted by the SAT, arguing the inadmissibility of the adjustment by applying the legal rule in an analogous way, the admissibility of the expense’s deductions of the revenue tax for being necessary to generate lien revenue and the non-withhold of the revenue tax in the interests paid to exempt people, arguing that they were appropriate according to the law. As of March 31, 2025, the proceeding is pending the final decision from the Court.

The contingency is qualified as remote and there is no provision for this proceeding.

NOTE 12. OTHER LIABILITIES
Other liabilities consist of the following:

Other liabilities	March 31, 2025	December 31, 2024
In millions of COP
Dividends(1)	3,772,976	873,598
Payables	3,006,773	3,547,341
Suppliers	1,504,366	1,840,622
Advances	1,189,991	1,373,401
Security contributions	613,884	559,038
Salaries and other labor obligations	544,862	428,077
Provisions	440,790	439,095
Collection services	364,158	480,202
Bonuses and short-term benefits(2)	327,356	676,967
Deposits delivered as security(3)	284,650	378,767
Advances in leasing operations and loans	152,890	173,168
Deferred interests	69,805	106,058
Liabilities from contracts with customers	63,857	68,040
Other	45,031	46,187
Total	12,381,389	10,990,561
(1)Dividends payable corresponding to the distribution of profits for the year 2024, declared in March 2025. See Condensed Consolidated Interim Statement of Changes in Equity, distribution of dividends..
(2)The variation is mainly due to the payment of bonuses for employees in accordance with the variable compensation model of the Bank.
(3)The variation is generated by the valuation of current operations with international counterparties. For more information See Note 5.2. Derivative financial instruments.
NOTE 13. APPROPRIATED RESERVES
As of March 31, 2025 and December 31, 2024, the appropriated retained earnings consist of the following:

Concept	March 31, 2025	December 31, 2024
In millions of COP
Appropriation of net income(1)(2)	12,670,581	12,700,961
Others(3)	11,632,215	9,874,876
Total appropiated reserves	24,302,796	22,575,837
(1)The legal reserve fulfills two objectives: to increase and maintain the company's capital and to absorb economic losses. Based on the aforementioned, this amount shall not be distributed in dividends to the stockholders.
(2)As of March 31, 2025 and December 31, 2024 includes reclassification of unclaimed dividends under Article 85 of the Bancolombia S.A Bylaws for COP 1,615 and COP 506, respectively.
(3)At Bancolombia S.A., the establishment of an occasional reserve for the institution's equity strengthening and future growth continues; in addition, a reserve of COP 34,000 has been created for donations to social benefit projects, available to the Board of Directors, as approved by the General Shareholders' Meeting.

NOTE 14. OPERATING INCOME
14.1.Interest and valuation on financial instruments
The following table sets forth the detail of interest and valuation on financial asset instruments for the three-months periods ended March 31, 2025 and 2024:

	Accumulated
Interest and valuation on financial instruments	2025	2024
In millions of COP
Interest on debt instruments using the effective interest method	233,730	257,774
Interest and valuation on financial instruments
Debt investments(1)	399,865	298,273
Spot transactions	19,382	(6,933)
Repos(2)	(11,265)	108,392
Derivatives(3)	(42,830)	6,314
Total valuation on financial instruments	365,152	406,046
Total Interest and valuation on financial instruments	598,882	663,820
(1)The increase is mainly presented in Bancolombia S.A., due to a higher volume and higher valuation in the portfolio of securities issued by foreign governments (United States Treasury Bonds), which are directly related to the variations in the exchange rate.
(2)The decrease is mainly in Bancolombia S.A due to lower returns on simultaneous operations.
(3)The decrease is mainly in Bancolombia S.A due to losses in futures valuation.
14.2.Interest expenses
The following table sets forth the detail of interest on financial liability instruments for the three-months periods ended March 31, 2025 and 2024:

	Accumulated
Interest expenses	2025	2024
In millions of COP
Deposits(1)	2,803,210	3,187,874
Borrowing costs(1)(2)	272,541	401,573
Debt instruments in issue	208,711	285,171
Lease liabilities	33,829	33,214
Preferred shares	14,837	14,837
Overnight funds	6,245	4,553
Other interest (expense)	10,086	11,857
Total interest expenses	3,349,459	3,939,079
(1)The intervention rate issued by the Banco de la República de Colombia for the period of 2025 it remained at 9.50% and for 2024 it started at 13.00% and closed at 9.50%. This has an impact on the rates of deposits and financial obligations.
(2)The decrease is mainly in Bancolombia S.A due to prepayments of domestic obligations with Findeter.
Net interest income is defined as interest on loan portfolio and financial leasing operations, interest on debt instruments measured by the effective interest method and interest expense amounts to COP 4,647,879 y COP 4,690,446 as a March 31, 2025 and 2024.
14.3.Fees and commissions
The Bank has elected to present the income from contracts with customers as an element in a line named “Commissions income, net” in the Condensed Intermediate Statement of Consolidated Results separated from the other income sources.
The information contained in this section about the fees and commission’s income presents information on the nature, amount, timing and uncertainty of the income from ordinary activities which arise from a contract with a customer under the regulatory framework of IFRS 15 Revenue from Ordinary Activities from Contracts with Customers.

In the following table, the description of the main activities through which the Bank generates revenue from contracts with customers is presented:

Commissions income, net	Description
Banking services
Banking Services are related to commissions from the use of digital physical channels or once the customer makes a transaction. The performance obligation is fulfilled once the payment is delivered to its beneficiary and the proof of receipt of the payment is sent, in that moment, the collection of the commission charged to the customer is generated, which is a fixed amount. The commitment is satisfied during the entire validity of the contract with the customer. The Bank acts as principal.

Credit and debit card fees	In debit card product contracts, it is identified that the price assigned to the services promised by the Bank to the customers is fixed. Given that no financing component exists, it is established on the basis of the national and international interbank rate. Additionally, the product charges to the customers commissions for handling fees, at a determined time and with a fixed rate.
For Credit Cards, the commissions are the handling fees and depend on the card franchise. The commitment is satisfied in so far that the customer has capacity available on the card.
Other revenue received by the (issuer) credit card product, is advance commission; this revenue is the charge generated each time the customer makes a national or international advance, at owned or non-owned ATMs, or through a physical branch. The exchange bank fee is a revenue for the Issuing Bank of the credit card for the services provided to the business for the transaction effected at the point of sale. The commission is accrued and collected immediately at the establishment and has a fixed amount.
In the credit cards product there is a customer loyalty program, in which points are awarded for each transaction made by the customer in a retail establishment. The program is administrated by a third party who assumes the inventory and claims risks, for which it acts as agent. The Bank, recognized it as a lower value of the revenue from the exchange bank fee.
The rights and obligations of each party in respect of the goods and services for transfer are clearly identified, the payment terms are explicit, and it is probable, that is, it takes into consideration the capacity of the customer and the intention of having to pay the consideration at termination to those entitled to change the transferred goods or services. The revenue is recognized at a point in time: the Bank satisfies the performance obligation when the “control” of the goods or services was transferred to the customers.
Deposits
Deposits are related to the services generated from the offices network of the Bank once a customer makes a transaction. The Bank generally commits to maintain active channels for the products that the customer has with the Bank, with the purpose of making payments and transfers, sending statements and making transactions in general. The commissions are deducted from the deposit account, and they are incurred at a point in time. The Bank acts as principal.

Electronic services and ATMs
Revenue received from electronic services and ATMs arises through the provision of services so that the customers may make required transactions, and which are enabled by the Bank. These include online and real-time payments by the customers of the Bank holding a checking or savings accounts, with a debit or credit card for the products and services that the customer offers. Each transaction has a single price, for a single service. The provision of collection services or other different services provided by the Bank, through electronic equipment, generates consideration chargeable to the customer established contractually by the Bank as a fee. The Bank acts as principal and the revenue is recognized at a point in time.

Brokerage
Brokerage is a group of services for the negotiation and administration of operations for purchasing fixed revenue securities, equities and operations with derivatives in its own name, but on the account of others. The performance obligations are fulfilled at a point in time when the commission agent in making its best effort can execute the business entrusted by the customer in the best conditions. The performance obligations are considered satisfied once the service stipulated in the contract is fulfilled, as consideration fixed, or variable payments are agreed, depending on the service. The Bank acts generally as principal and in some special cases as agent.

Remittance
Revenue for remittance is received as consideration for the commitment established by the Bank to pay remittances sent by the remitting companies to the beneficiaries of the same. The commitment is satisfied at a point in time to the extent that the remittance is paid to the beneficiary. The price is fixed, but may vary in accordance to the transferred amount, due to the operation being dependent on the volume of operations generated and the transaction type. There is no component of financing, nor the right to receive consideration dependent on the occurrence or not of a future event.

Acceptances, Guarantees and Standby Letters of Credit
Banking Service from acceptances, guarantees and standby letters of credit which are not part of the portfolio of the Bank. There exist different performance obligations; the satisfaction of performance obligations occurs when the service is given to the customer. The consideration in these types of contracts may include fixed amounts, variable amounts, or both, and the Bank acts as principal. The revenue is recognized at a point in time.

Trust
Revenue related to Trust are received from the administration of the customer resources in the business of investment trusts, property trusts, management trusts, guarantee trusts, for the resources of the general social security system, Collective portfolios and Private Equity Funds (PEF). The commitments are established in contracts independently and in an explicit manner, and the services provided by the Bank are not inter-related between the contracts. The performance obligation corresponds to performing the best management in terms of the services to be provided in relation to trust characteristics, thus fixed and variable prices are established depending on the complexity of the business, similarly, revenues are recognized throughout or at a determined time. In all the established businesses it acts as principal.

Placement of Securities
Valores Bancolombia makes available its commercial strength for the deposit, reinvestment of resources through financial instruments to the issuing company. It receives a payment for deposits made. The commitment of the contract is satisfied to the extent that the resources requested by the issuer are obtained through the distribution desks of Valores Bancolombia. The collection is made monthly. It is established that Valores Bancolombia may undertake collection of these commissions at the end of the month through a collection account charged to the issuer, acting as principal.

Bancassurance
The Bank receives a commission for collecting insurance premiums at a given time and for allowing the use of its network to sell insurance from different insurance companies over time. The Bank in these bancassurance contracts acts as agent (intermediary between the customer and the insurance company), since it is the insurance company which assumes the risks, and which handles the complaints and claims of the customers inherent in each insurance. Therefore, the insurance company acts as principal before the customer. The prices agreed in bancassurance are defined as a percentage on the value of the policy premiums. The payment shall be tied to the premiums collected, sold or taken for the case of employees’ insurance. The aforementioned then means that the price is variable, since, the revenue will depend on the quantity of policies or calculations made by the insurance companies.

Collections
The Bank acting as principal, commits to collect outstanding invoices receivable by the collecting customers through the different channels offered by the bank, send the information of the collections made and credit the money to the savings or checking account defined by the collecting customer. The commitment is satisfied at a point in time to the extent that the money is collected by the different channels, the information of the said collections is delivered appropriately, and the resources are credited in real-time to the account agreed with the customer. For the service, the Bank receives a fixed payment, which is received for each transaction once the contract is in effect.

Services
These are the maintenance services performed on the fleet owned by the customers, these services are performed on demand, and the value of the service cost is invoiced plus an intermediation margin. The collection is made by the amount of expense invoiced by the provider plus an intermediation percentage, which ranges between 5% and 10% depending on the customer. The contract is written, is based on a framework contract which is held between the customers which contains the general terms of negotiation and the payment terms are generally 30 days after generating the invoice. The revenue is recognized when the service is provided. There is no financing nor sanctions for early cancellations. To view the details of the balance, refer to line ‘Logistics services’ in Note 14.4 Other operational Income.

Gains on sale of assets
These are the revenue from the sale of assets, where the sale value is higher than the book value recorded in the accounts, the difference representing the gains. The recognition of the revenue is at a point in time once the sale is realized. The Bank acts as principal in this type of transaction and the transaction price is determined by the market value of the asset being sold. To view the details of the balance, refer to line ‘Gain on sale of assets’ in Note 14.4 Other operational Income.

Investment Banking
Investment Banking offers to customer’s financial advisory services in the structuring of businesses in accordance with the needs of each one of them. The advisory services consist in realizing a financial structuring of a credit or bond in which the Investment Bank offers the elements so that the company decides the best option for structuring the instrument. In the financial advisory contract, a best efforts clause is included.
The promises given to the customers are established in the contracts independently and explicitly. The services provided by the Investment Bank are not interrelated between the contracts, correspond to the independent advice agreed and do not include additional services in the commission agreed with the customer. The advisory services offered in each one of the contracts are identifiable separately from the other performance commitments that the Investment Bank may have with the customers. The Investment Bank does not have a standard contract for the provision of advisory services, given than each contract is tailored to the customer’s needs.
The transaction price is defined at the start of the contract and is assigned to each service provided independently. The price contains a fixed and a variable portion which is provided in the contracts. The variation depends on the placement amount for the case of a financial structuring contract and coordination of the issuance and conditions of the same. In these operations Banca de Inversion Bancolombia provides advice to the customers and the price shall depend at times on the success and amount of the operation. In the contracts subject to evaluation there are no incremental costs associated with the satisfaction of the commitments of the Bank with the customers provided for.
In the contracts signed with the customers, a penalty clause is established in case of a customer withdrawing from continuing with the provision of the services established in the commercial offer. The penalty shall be recognized in the financial statements once the Investment Bank is notified on the withdrawal under the concept of charges for early termination of the contract.

The Bank presents the information on revenue from contracts with customers in accordance with its operating segments defined earlier in Note 3. Operating Segments for each of the principal services offered.

The following table shows the balances categorized by nature and by segment of revenue from ordinary activities from contracts with customers, for further information about composition of Bank’ segments see Note 3. Operating segments:

As of March 31, 2025

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	672,647	65,292	74,658	16,874	-	-	-	465	-	829,936
Banking services	181,911	27,678	44,778	15,482	-	-	-	10,758	12,680	293,287
Payment and collections	260,919	2,745	-	-	-	-	-	-	-	263,664
Bancassurance	211,235	15,403	5	-	-	-	-	-	-	226,643
Fiduciary Activities and Securities	-	4,793	1,746	230	122,697	-	26,729	13	-	156,208
Acceptances, Guarantees and Standby Letters of Credit	18,732	8,083	1,618	410	-	-	-	133	-	28,976
Brokerage	-	3,272	-	-	-	-	6,468	-	-	9,740
Investment banking	-	586	638	-	-	2,721	1,105	-	-	5,050
Others	66,161	128	20,093	16,555	-	-	2,472	1,426	896	107,731
Total revenue of contracts with customers	1,411,605	127,980	143,536	49,551	122,697	2,721	36,774	12,795	13,576	1,921,235
As of March 31, 2024

	Banking Colombia	Banking Panama	Banking El Salvador	Banking Guatemala	Trust	Investment Banking	Brokerage	International Banking	All Other Segments	Total
In millions of COP
Revenue from contracts with customers
Commissions income
Credit and debit card fees and commercial establishments	648,825	60,576	55,329	19,854	-	-	-	438	-	785,022
Banking services	149,857	25,853	38,419	15,574	-	-	-	12,223	6,908	248,834
Payment and collections	237,092	2,725	-	-	-	-	-	-	-	239,817
Bancassurance	192,503	15,796	13	-	-	-	-	-	-	208,312
Fiduciary Activities and Securities	-	4,904	1,480	232	108,800	-	20,839	12	-	136,267
Acceptances, Guarantees and Standby Letters of Credit	17,940	7,188	1,293	812	-	-	-	157	-	27,390
Brokerage	-	3,867	-	-	-	-	3,084	-	-	6,951
Investment banking	-	391	467	-	-	8,140	2,096	-	-	11,094
Others	56,492	56	16,644	12,388	-	-	1,126	1,313	186	88,205
Total revenue of contracts with customers	1,302,709	121,356	113,645	48,860	108,800	8,140	27,145	14,143	7,094	1,751,892
For the determination of the transaction price, the Bank assigns to each one of the services the amount which represents the value expected to be received as consideration for each independent commitment, which is based on the relative price of independent sale. The price that the Bank determines for each performance obligation is done by defining the cost of each service, related tax and associated risks to the operation and inherent to the transaction plus the margin expected to be received in each one of the services, taking as references the market prices and conditions, as well as the segmentation of the customer.
In the transactions evaluated in the contracts, changes in the price of the transaction are not identified.
Contract assets with customers
The Bank receives payments from customers based on the provision of the service, in accordance to that established in the contracts. When the Bank incurs costs for providing the service prior to the invoicing, and if these are directly related with a contract, they improve the resources of the entity and are expected to recuperate, these costs correspond to a contract asset. Currently, the Group does not have assets related to contracts with customers.
As a practical expedient, the Bank recognizes the incremental costs of obtaining a contract as an expense when the amortization period of the asset is one year or less.

Contract liabilities with customers
The contract liabilities constitute the obligation of the Bank to transfer the services to a customer, for which the Group has received a payment on the part of the final customer or if the amount is due before the execution of the contract. They also include deferred income related to services that shall be delivered or provided in the future, which will be invoiced to the customer in advance, but which are still not due.
Commissions Expenses
The following table sets forth the detail of commissions expenses for the three- months period ended March 31, 2025 and 2024:

	Accumulated
	2025	2024
In millions of COP
Banking services	454,090	372,922
Sales, collections and other services	223,097	206,496
Correspondent banking	148,996	107,462
Payments and collections	12,742	8,927
Others	64,542	43,019
Total commissions expenses	903,467	738,826
14.4.Other operating income
The following table sets forth the detail of other operating income net for the three-months period ended on March 31, 2025 and 2024:

	Accumulated
Other operating income	2025	2024
In millions of COP
Leases and related services	448,497	460,096
Net foreign exchange and Derivatives Foreign exchange contracts(1)	201,294	19,514
Gains on sale of assets(2)	49,760	17,905
Other reversals	26,968	18,864
Investment property valuation(3)	22,703	7,819
Insurance(4)	15,925	26,862
Logistics services	14,233	11,915
Penalties for failure to contracts	809	2,682
Others	66,278	63,672
Total other operating income	846,467	629,329
(1)Corresponds to the management of assets and liabilities in foreign currencies and the volatility of the U.S. dollar.
(2)Corresponds mainly to higher gains on assets held for sale, mostly vehicles.
(3)In 2025, the increase occurs due to the indexation of properties to the UVR and due to updating the appraisals of investment properties.
(4)Corresponds to income from insurance operations of Seguros Agromercantil S.A., subsidiary domiciled in Guatemala.

14.5.Dividends and net income on equity investments
The following table sets forth the detail of dividends received, and share of profits of equity method investees for the three-months period ended on March 31, 2025 and 2024:

	Acumulated
Dividends and net income on equity investments	2025	2024
In millions of COP
Equity method(1)	112,510	77,289
Equity investments and other financial instruments(2)	19,848	(2,482)
Dividends(3)	4,967	10,000
Total dividends and net income on equity investments	137,325	84,807
(1)As of March 31, 2025 and 2024, corresponds to income from equity method of investments in associates for COP 105,069 and COP 94,834 (includes valuation of investments in associates at fair value), respectively, and joint ventures for COP 7,441 and COP (17,545), respectively.
(2)The variation is explained in Bancolombia S.A. for COP 11,327, mainly in FCP Pactia Inmobiliario and Inversiones CFNS S.A.S. for COP 9,485.
(3)As of March 31, 2025 and 2024, includes dividends received from equity investments at fair value through profit or loss for COP 166 and COP 994 and investments derecognised for COP 1 for both periods; dividends from equity investments at fair value through OCI for COP 4,785 and COP 9,005, respectively, and investments derecognised for COP 15 in 2025.

NOTE 15. OPERATING EXPENSES
15.1 Salaries and employee benefit
The detail for salaries and employee benefits for the three-months period ended March 31, 2025 and 2024 are as follows:

	Accumulated
Salaries and employee benefit	2025	2024
In millions of COP
Salaries(1)	682,612	609,584
Bonuses(2)	249,645	153,373
Social security contributions	173,724	159,871
Private premium	163,192	163,675
Indemnization payment	33,938	45,934
Other benefits(3)	227,413	202,514
Total Salaries and employee benefit	1,530,524	1,334,951
(1)The growth is mainly explained by salary increases indexed to inflation.
(2)Corresponds mainly to bonuses for employees in accordance with the variable compensation model of the Bank.
(3)Includes vacations, severance and interest on severance, pension and employee benefits, mainly policy benefits, training and recreation.
15.2 Other administrative and general expenses
The details for administrative and general expenses for the three-months period ended March 31, 2025 and 2024 are as follows:

	Accumulated
Other administrative and general expenses	2025	2024
In millions of COP
Maintenance and repairs(1)	262,776	228,011
Fees(2)	206,416	188,480
Insurance	195,769	183,020
Data processing(3)	151,685	119,137
Frauds and claims	108,814	92,027
Transport	63,926	57,989
Advertising	34,839	26,234
Cleaning and security services	34,466	32,200
Contributions and affiliations	33,148	30,003
Public services	27,855	30,057
Useful and stationery	21,987	20,932
Communications	20,001	18,956
Properties improvements and installation	12,322	10,067
Real estate management	10,303	9,157
Disputes, fines and sanctions	8,952	16,639
Travel expenses	7,943	5,874
Publications and subscriptions	6,543	5,791
Storage services	4,545	4,669
Legal expenses	2,523	2,506
Others	134,264	122,790
Total other administrative and general expenses	1,349,077	1,204,539
Taxes other than income tax	356,466	390,894
(1)The increase is mainly in computer equipment maintenance.
(2)The increase is mainly explained by digital transformation fees.
(3)The increase is mainly generated in license maintenance.

15.3 Impairment, depreciation and amortization
The detail for Impairment, depreciation and amortization for the three-months period ended March 31, 2025 and 2024 are as follows:

	Accumulated
Impairment, depreciation and amortization	2025	2024
In millions of COP
Depreciation of premises and equipment	157,816	164,920
Depreciation of right-of-use assets	55,572	49,697
Amortization of intangible assets	43,212	34,126
Impairment of other assets, net(1)	9,657	11,519
Total impairment, depreciation and amortization	266,257	260,262
(1)Includes impairment of property and equipment for COP 243 in 2025 and COP 165 in 2024.
NOTE 16. EARNING PER SHARE (‘EPS’)
Basic EPS is calculated by reducing the income from continuing operations by the amount of dividends declared in the current period for each class of stock and by the contractual amount of dividends that must be paid for the current period. The remaining income is allocated according to the participation of each class of stock as if all the earnings for the period had been distributed. EPS is determined by dividing the total earnings allocated to each security by the weighted average number of common shares outstanding.
Diluted EPS is calculated by adjusting the average number of common and preferred shares outstanding to simulate the conversion of all dilutive potential common shares. The Bank had no dilutive potential common shares as of March 31, 2025 and 2024.
The following table summarizes information related to the computation of basic EPS for the three-month periods ended March 31, 2025 and 2024 (in millions of pesos, except per share data):

	2025	2024
Income from continuing operations before attribution of non-controlling interests	1,764,775	1,685,011
Less: Non-controlling interests from continuing operations	27,111	21,539
Net income from controlling interest	1,737,664	1,663,472
Less: Preferred dividends declared	425,982	384,839
Less: Allocation of undistributed earnings to preferred stockholders	382,972	389,240
Net income allocated to common shareholders for basic and diluted EPS	928,710	889,393
Weighted average number of common shares outstanding used in basic EPS calculation (In millions)	510	510
Basic and diluted earnings per share to common shareholders	1,822	1,745
Basic and diluted earnings per share from continuing operations	1,822	1,745
NOTE 17. RELATED PARTY TRANSACTIONS
The parent company is Bancolombia S.A. and transactions between companies included in the consolidation process and the Parent company meet the definition of related party transactions and were eliminated from the Condensed Consolidated Interim Financial Statements.
The Bank offers banking and financial services to its related parties in order to meet their transactional needs for investment and liquidity in the ordinary course of business. These transactions are carried out in terms similar to those of transactions with third parties. In the case of treasury operations, Bancolombia operates between its own position and its related parties through transactional channels or systems established for this purpose and under the conditions established by current regulations.
The details of transactions with related parties as of December 31, 2024, are included in the annual report of the consolidated financial statements of 2024, in the three-month period ended March 31, 2025, there were no transactions with related parties that materially affected the financial position or results of the Bancolombia Group.

NOTE 18. LIABILITIES FROM FINANCING ACTIVITIES
The following table presents the reconciliation of the balances of liabilities from financing activities as of March 31, 2025 and 2024:

	Balance as of January 1, 2025	Cash flows	Non-cash changes			Balance as of March 31, 2025
			Foreign currency translation adjustment	Interests accrued	Other movements
	In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	1,060,472	224,065	(18,809)	-	-	1,265,728
Borrowings from other financial institutions (1)	15,689,532	(3,596,357)	(465,612)	272,541	(767)	11,899,337
Debt securities in issue (1)	11,275,216	(163,780)	(441,819)	208,711	-	10,878,328
Preferred shares (2)	584,204	(57,701)	-	14,837	-	541,340
Total liabilities from financing activities	28,609,424	(3,593,773)	(926,240)	496,089	(767)	24,584,733
(1)The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 342,936 and COP 102,520, respectively, which are classified as cash flows from operating activities in the Condensed Consolidated Interim Statement of Cash Flow.
(2)The cash flow amounting to COP 57,702 corresponds to the fixed minimum dividend paid to the preferred shares' holders and is classified in the line "dividends paid" of the Condensed Consolidated Interim Statement of Cash Flow, which includes the dividends paid during the year to both preferred and common shares holders.

	Balance as of January 1, 2024	Cash flows	Non-cash changes			Balance as of March 31, 2024
			Foreign currency translation adjustment	Interests accrued	Other movements
	In millions of COP
Liabilities from financing activities
Repurchase agreements and other similar secured borrowing	470,295	550,673	1,256	-	-	1,022,224
Borrowings from other financial institutions (1)	15,648,606	(2,020,568)	82,072	401,573	317	14,112,000
Debt securities in issue (1)	14,663,576	(549,032)	54,889	285,171	-	14,454,604
Preferred shares (2)	584,204	(57,701)	-	14,837	-	541,340
Total liabilities from financing activities	31,366,681	(2,076,628)	138,217	701,581	317	30,130,168
(1)The cash flows disclosed in this table related with Borrowings from other financial institutions and Debt securities in issue include the interests paid during the year amounting to COP 435,669 and COP 267,923, respectively, which are classified as cash flows from operating activities in the Condensed Consolidated Interim Statement of Cash Flow.
(1)The cash flow amounting to COP 57,702 corresponds to the fixed minimum dividend paid to the preferred shares' holders and is classified in the line "dividends paid" of the Condensed Consolidated Interim Statement of Cash Flow, which includes the dividends paid during the year to both preferred and common shares holders.
NOTE 19. FAIR VALUE OF ASSETS AND LIABILITIES
The following table presents the carrying amount and the fair value of the assets and liabilities as of March 31, 2025 and December 31, 2024:

Assets and liabilities	Note	March 31, 2025		December 31, 2024
		Carrying amount	Fair Value	Carrying amount	Fair Value
In millions of COP
Assets
Debt instruments at fair value through profit or loss	5.1	21,997,884	21,997,884	23,035,281	23,035,281
Debt instruments at fair value through OCI	5.1	4,884,933	4,884,933	5,084,416	5,084,416
Debt instruments at amortized cost	5.1	8,354,907	8,360,156	8,404,878	8,403,740
Derivative financial instruments		2,529,449	2,529,449	2,938,142	2,938,142

Assets and liabilities	Note	March 31, 2025		December 31, 2024
		Carrying amount	Fair Value	Carrying amount	Fair Value
In millions of COP
Equity securities at fair value	5.1	1,123,291	1,123,291	1,011,310	1,011,310
Other financial instruments	5.1	33,043	33,043	34,385	34,385
Loans and advances to customers at amortized cost, net	6	262,990,202	267,030,126	263,274,170	269,345,583
Investment properties		5,608,037	5,608,037	5,580,109	5,580,109
Investments in associates(1)		1,902,732	1,902,732	1,830,884	1,830,884
Total		309,424,478	313,469,651	311,193,575	317,263,850
Liabilities
Deposits by customers	8	276,030,117	276,132,648	279,059,401	279,463,012
Interbank deposits	9	634,414	634,414	716,493	716,493
Repurchase agreements and other similar secured borrowing	9	1,265,728	1,265,728	1,060,472	1,060,472
Derivative financial instruments		2,516,148	2,516,148	2,679,643	2,679,643
Borrowings from other financial institutions	10	11,899,337	11,899,337	15,689,532	15,689,532
Preferred shares		541,340	359,634	584,204	407,174
Debt instruments in issue		10,878,328	11,056,284	11,275,216	11,389,498
Total		303,765,412	303,864,193	311,064,961	311,405,824
(1)It corresponds to investments in associates P.A. Viva Malls, P.A. Distrito Vera and Fideicomiso Locales Distrito Vera.
Fair value hierarchy
IFRS 13 establishes a fair value hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable, that reflects the significance of inputs adopted in the measurement process. In accordance with IFRS, the financial instruments are classified as follows:

Level 1: Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities. An active market is a market in which transactions for the asset or liability being measured take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. Level 2 generally includes: (i) quoted prices for similar assets or liabilities in active markets; (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, that is, markets in which there are few transactions for the asset or liability.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. This category generally includes certain retained residual interests in securitizations, asset-backed securities (ABS) and highly structured or long-term derivative contracts where independent pricing information was not able to be obtained for a significant portion of the underlying assets.
Valuation process for fair value measurements
The valuation to fair value prices is performed using prices, methodologies and inputs provided by the official pricing services provider (Precia - Proveedor de Precios para Valoración S.A.) to the Bank.

All methodologies and procedures developed by the pricing services provider are supervised by the Financial Superintendence of Colombia, which has not objected to them.

Daily, the back-office Service Valuation Officer (SVO) verifies the valuation of investments, and the Credit and Financial Risk Manager area reports the results of the portfolio’s valuation.

Fair value measurement

Assets and liabilities
a.Debt instruments
The Bank assigns prices to those debt investments, using the prices provided by the official pricing services provider (Precia) and assigns the appropriate level according to the procedure described above. For securities not traded or over-the-counter such as certain bonds issued by other financial institutions, the Bank generally determines fair value utilizing internal valuation and standard techniques. These techniques include determination of expected future cash flows which are discounted using curves of the applicable currencies and the Colombian consumer price index (interest rate in this case), modified by the credit risk and liquidity risk. The interest rate is generally computed using observable market data and reference yield curves derived from quoted interest in appropriate time bandings, which match the timings of the cash flows and maturities of the instruments.

b.Equity securities and other financial instruments
The Bank performs the market price valuation of its investments in variable income using the prices provided by the official pricing services provider (Precia) and classifies those investments according to the procedure described above (Hierarchy of fair value section). Likewise, the fair value of unlisted equity securities and other financial instruments is based on an assessment of each individual investment using methodologies that include publicly-traded comparable derived by multiplying a key performance metric (e.g., earnings before interest, taxes, depreciation and amortization) of the portfolio company by the relevant valuation multiple observed for comparable companies, acquisition comparable, and if necessary considered, are subject to appropriate discounts for lack of liquidity or marketability. Interests in investment funds, trusts and collective portfolios are valued using the investment unit value determined by the fund management company. For investment funds where the underlying assets are investment properties, the investment unit value depends on the investment properties value, determined as described below in “i. Investment property”.
c.Derivative financial instruments
The Bank holds positions in standardized derivatives, such as futures over local stocks, and over the market representative rate. These instruments are evaluated according to the information provided by Precia, which perfectly matches the information provided by the Central Counterparty Clearing House – CCP.

Additionally, the Bank holds positions in Over The Counter (OTC) derivatives, which in the absence of prices, are valued using the inputs and methodologies provided by the pricing services provider, which have the no objection of the SFC.

The key inputs depend upon the type of derivative and the nature of the underlying instrument and include interest rate yield curves, foreign exchange rates, the spot price of the underlying volatility, credit curves and correlation of such inputs.
d.Credit valuation adjustment
The Bank measures the effects of the credit risk of its counterparties and its own creditworthiness in determining fair value of the swap, option and forward derivatives.
Counterparty credit-risk adjustments are applied to derivatives when the Bank’s position is a derivative asset and the Bank’s credit risk is incorporated when the position is a derivative liability. The Bank attempts to mitigate credit risk to third parties which are international banks by entering into master netting agreements. The agreements allow to offset or bring net amounts that are liabilities, derivates from transactions carried out by the different agreements. Master netting agreements take different forms and may allow payments to be made under a variety of other master agreements or other negotiation agreements between the same parties; some may have a monthly basis and others only apply at the time the agreements are terminated.

When assessing the impact of credit exposure, only the net counterparty exposure is considered at risk, due to the offsetting of certain same-counterparty positions and the application of cash and other collateral.

The Bank generally calculates the asset’s credit risk adjustment for derivatives transacted with international financial institutions by incorporating indicative credit related pricing that is generally observable in the market (Credit Default Swaps, “CDS”). The credit-risk adjustment for derivatives transacted with non-public counterparties is calculated by incorporating unobservable credit data derived from internal credit qualifications to the financial institutions and corporate companies located in each geography. The Bank also considers its own creditworthiness when determining the fair value of an instrument, including OTC derivative instruments if the Bank believes market participants would take that into account when transacting the respective instrument. The approach to measuring the impact of the Bank’s credit risk on an instrument transacted with international financial institutions is done using the asset swap curve calculated for subordinated bonds issued by the Bank in foreign currency. For derivatives transacted with local financial institutions, the Bank calculates the credit risk adjustment by incorporating credit risk data provided by rating agencies and released in the financial markets.
e.Impaired loans measured at fair value
The Bank measured certain impaired loans based on the fair value of the associated collateral less costs to sell. The fair values were determined as follows using external and internal valuation techniques or third party experts, depending on the type of underlying asset.

For vehicles under leasing arrangements, the Bank uses an internal valuation model based on price curves for each type of vehicle. Such curves show the expected price of the vehicle at different points in time based on the initial price and projection of economic variables such as inflation, devaluation and customs. The prices modelled in the curves are compared every six months with market information for the same or similar vehicles and in the case of significant deviation; the curve is adjusted to reflect the market conditions.

Other vehicles are measured using matrix pricing from a third party. This matrix is used by most of the market participants and is updated monthly. The matrix is developed from values provided by several price providers for identical or similar vehicles and considers brand, characteristics of the vehicles, and manufacturing date among other variables to determine the prices.

For real estate assets, a third-party qualified appraiser is used. The methodologies vary depending on the date of the last appraisal available for the property (the appraisal is estimated based on either of three approaches: cost, sales comparison and income approach, and is required every three years). When the property has been valued in the last 12 months and the market conditions have not shown significant changes, the most recent valuation is considered the fair value of the property.

For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists. For all other cases (for example, appraisals older than 12 months) the value of the property is updated by adjusting the value in the last appraisal for weighted factors such as location, type and characteristics of the property, size, structural conditions and the expected sales prices, among others. The factors are determined based on current market information gathered from several external real estate specialists.
f.Assets held for sale measured at fair value less cost of sale
The Bank measures certain impaired foreclosed assets and premises and equipment held for sale based on fair value less costs to sell. The fair values were determined using external and internal valuation techniques, depending on the type of underlying asset. Those assets are comprised mainly of real estate properties for which the appraisal is conducted by experts considering factors such as the location, type and characteristics of the property, size, physical conditions and expected selling costs, among others. Likewise, in some cases the fair value is estimated considering comparable prices or promises of sale and offering prices from auctions process.
g.Mortgage-backed securities (“TIPS”) and Asset-Backed securities
The Bank invests in asset-backed securities for which underlying assets are mortgages and earnings under contracts issued by financial institutions and corporations, respectively. The Bank does not have a significant exposure to sub-prime securities. The asset-backed securities are denominated in local market TIPS and are classified as fair value through profit or loss. These asset-backed securities have different maturities and are generally classified by credit ratings.

TIPS are part of the Bank portfolio and its fair value is measured with published price by the official pricing services provider. These securities are leveled by margin and are assigned level 2 or 3 based on the Precia information.

Residual TIPS have their fair value measured using the discounted flow method, taking into account the amortization tables of the Titularizadora Colombiana, the betas in COP and UVR of Precia (used to construct the curves) and the margins; when they are residual TIPS of subordinated issues, a liquidity premium is applied. These securities are assigned level 3.
h.Investments in associates measured at fair value
The Bank recognizes its investments in P.A Viva Malls, P.A Distrito Vera and Fideicomiso Locales Distrito Vera as associates at fair value. The estimated amount is provided by the fund manager as the variation of the units according to the units owned by the FCP Fondo Inmobiliario Colombia. The associate’s assets are comprised of investment properties which are measured using the following techniques: comparable prices, discounted cash flows, replacement cost and direct capitalization. For further information about techniques methodologies and inputs used by the external party see “Quantitative Information about Level 3 Fair Value Measurements”.
i.Investment property
The Bank’s investment property is valued by external experts, who use valuation techniques based on comparable prices, direct capitalization, discounted cash flows and replacement costs.
Assets and liabilities measured at fair value on a recurring basis
The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2025 and December 31, 2024:

Financial Assets
Type of instrument	March 31, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Investment securities
Debt instruments at fair value through profit or loss
Securities issued by the Colombian Government	9,425,170	830,246	-	10,255,416	10,625,153	1,019,028	-	11,644,181
Securities issued or secured by government entities	-	117,306	-	117,306	-	118,760	-	118,760
Securities issued by other financial institutions	185,627	514,205	80,130	779,962	140,703	513,040	77,821	731,564
Securities issued by foreign governments	6,760,495	3,876,837	-	10,637,332	6,191,395	4,092,055	-	10,283,450
Corporate bonds	102,122	89,830	15,916	207,868	124,812	98,255	34,259	257,326
Total debt instruments at fair value through profit or loss	16,473,414	5,428,424	96,046	21,997,884	17,082,063	5,841,138	112,080	23,035,281
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	33,656	-	2,706,438	2,740,094	35,570	-	2,648,355	2,683,925

Financial Assets
Type of instrument	March 31, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
Securities issued by other financial institutions	69,182	97,662	50,633	217,477	119,479	107,614	49,744	276,837
Securities issued by foreign governments	1,282,650	-	-	1,282,650	368,736	1,115,810	-	1,484,546
Corporate bonds	53,655	32,505	558,552	644,712	60,922	747	577,439	639,108
Total debt instruments at fair value through OCI	1,439,143	130,167	3,315,623	4,884,933	584,707	1,224,171	3,275,538	5,084,416
Total debt instruments	17,912,557	5,558,591	3,411,669	26,882,817	17,666,770	7,065,309	3,387,618	28,119,697
Equity securities
Equity securities	56,615	267,653	799,023	1,123,291	31,086	262,351	717,873	1,011,310
Total equity securities	56,615	267,653	799,023	1,123,291	31,086	262,351	717,873	1,011,310
Other financial assets
Other financial assets	-	-	33,043	33,043	-	-	34,385	34,385
Total other financial assets	-	-	33,043	33,043	-	-	34,385	34,385
Derivative financial instruments
Forwards
Foreign exchange contracts	-	857,052	291,604	1,148,656	-	617,961	466,869	1,084,830
Equity contracts	-	728	45,888	46,616	-	298	51,347	51,645
Total forwards	-	857,780	337,492	1,195,272	-	618,259	518,216	1,136,475
Swaps
Foreign exchange contracts	-	894,741	132,073	1,026,814	-	1,200,777	262,479	1,463,256
Interest rate contracts	97,446	94,830	23,565	215,841	105,560	114,980	15,493	236,033
Total swaps	97,446	989,571	155,638	1,242,655	105,560	1,315,757	277,972	1,699,289
Options
Foreign exchange contracts	748	39,439	51,335	91,522	161	36,207	66,010	102,378
Total options	748	39,439	51,335	91,522	161	36,207	66,010	102,378
Total derivative financial instruments	98,194	1,886,790	544,465	2,529,449	105,721	1,970,223	862,198	2,938,142
Investment properties
Lands	-	-	505,864	505,864	-	-	499,833	499,833
Buildings	-	-	5,102,173	5,102,173	-	-	5,080,276	5,080,276
Total investment properties	-	-	5,608,037	5,608,037	-	-	5,580,109	5,580,109
Investment in associates at fair value
Investment in associates at fair value	-	-	1,902,732	1,902,732	-	-	1,830,884	1,830,884
Total investment in associates at fair value	-	-	1,902,732	1,902,732	-	-	1,830,884	1,830,884
Total	18,067,366	7,713,034	12,298,969	38,079,369	17,803,577	9,297,883	12,413,067	39,514,527

Financial liabilities
Type of instrument	March 31, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Derivative financial instruments
Forwards
Foreign exchange contracts	-	977,103	52,648	1,029,751	-	885,520	86,775	972,295
Equity contracts	-	1,719	2,212	3,931	-	89	1,278	1,367
Total forwards	-	978,822	54,860	1,033,682	-	885,609	88,053	973,662
Swaps
Foreign exchange contracts	-	1,051,342	57,106	1,108,448	-	1,264,593	67,838	1,332,431
Interest rate contracts	95,384	162,034	606	258,024	102,701	160,721	27,646	291,068
Total swaps	95,384	1,213,376	57,712	1,366,472	102,701	1,425,314	95,484	1,623,499
Options
Foreign exchange contracts	833	115,161	-	115,994	421	82,061	-	82,482
Total options	833	115,161	-	115,994	421	82,061	-	82,482
Total derivative financial instruments	96,217	2,307,359	112,572	2,516,148	103,122	2,392,984	183,537	2,679,643
Total	96,217	2,307,359	112,572	2,516,148	103,122	2,392,984	183,537	2,679,643
Fair value of assets and liabilities that are not measured at fair value in the Condensed Consolidated Interim Statement of Financial Position
The following table presents for each of the fair-value hierarchy levels the Bank’s assets and liabilities that are not measured at fair value in the Condensed Consolidated Interim Statement of Financial Position, but for which the fair value is disclosed at March 31, 2025 and December 31, 2024:

Assets
Type of instrument	March 31, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 1		Level 1	Level 2	Level 1
In millions of COP
Debt instruments
Securities issued by the Colombian Government	151,074	-	-	151,074	156,209	-	-	156,209
Securities issued or secured by government entities	-	46,155	3,547,113	3,593,268	-	46,272	3,326,959	3,373,231
Securities issued by other financial institutions	190,061	61,819	247,474	499,354	284,281	57,091	250,508	591,880
Securities issued by foreign governments	373,934	221,939	-	595,873	412,579	227,076	-	639,655
Corporate bonds	680,473	359,652	2,480,462	3,520,587	1,050,588	14,017	2,578,160	3,642,765
Total – Debt instruments	1,395,542	689,565	6,275,049	8,360,156	1,903,657	344,456	6,155,627	8,403,740
Loans and advances to customers, net	-	-	267,030,126	267,030,126	-	-	269,345,583	269,345,583
Total	1,395,542	689,565	273,305,175	275,390,282	1,903,657	344,456	275,501,210	277,749,323

Liabilities
Type of instrument	March 31, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Deposits by customers	-	63,856,316	212,276,332	276,132,648	-	60,894,992	218,568,020	279,463,012
Interbank deposits	-	-	634,414	634,414	-	-	716,493	716,493
Repurchase agreements and other similar secured borrowing	-	-	1,265,728	1,265,728	-	-	1,060,472	1,060,472
Borrowings from other financial institutions	-	-	11,899,337	11,899,337	-	-	15,689,532	15,689,532
Debt instruments in issue	5,665,037	1,703,991	3,687,256	11,056,284	5,811,412	2,669,991	2,908,095	11,389,498
Preferred shares	-	-	359,634	359,634	-	-	407,174	407,174
Total	5,665,037	65,560,307	230,122,701	301,348,045	5,811,412	63,564,983	239,349,786	308,726,181

IFRS requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the Condensed Consolidated Interim Statement of Financial Position, for which it is practicable to estimate fair value. Certain categories of assets and liabilities, however, are not eligible for fair value accounting. The financial instruments below are not measured at fair value on a recurring and nonrecurring basis:

Short-term financial instruments

Short-term financial instruments are valued at their carrying amounts included in the Condensed Consolidated Interim Statement of Financial Position, which are reasonable estimates of fair value due to the relatively short period to maturity of the instruments. This approach was used for cash and cash equivalents, accrued interest receivable, customers’ acceptances, accounts receivable, accounts payable, accrued interest payable and bank acceptances outstanding.

Deposits from customers

The fair value of time deposits was estimated based on the discounted value of cash flows using the appropriate discount rate for the applicable maturity. Fair value of deposits with no contractual maturities represents the amount payable on demand as of the statement of financial position date.

Interbank deposits and repurchase agreements and other similar secured borrowings

Short-term interbank borrowings and repurchase agreements have been valued at their carrying amounts because of their relatively short-term nature. Long-term and domestic development bank borrowings have also been valued at their carrying amount because they bear interest at variable rates.

Borrowings from other financial institutions

The fair value of borrowings from other financial institutions were determined using discounted cash flow models. The cash flows projection of capital and interest was made according to the contractual terms, considering capital amortization and interest bearing. Subsequently, the cash flows were discounted using reference curves formed by the weighted average of the Bank’s deposit rates.

Debt instruments in issue

The fair value of debt instruments in issue, comprised of bonds issued by Bancolombia S.A. and its subsidiaries, was estimated substantially based on quoted market prices. The fair value of certain bonds which do not have a public trading market, were determined based on the discounted value of cash flows using the rates currently offered for bonds of similar remaining maturities and the Bank’s creditworthiness.

Preferred shares

In the valuation of the liability component of preferred shares related to the minimum dividend of 1% of the subscription price, the Bank uses the Gordon Model to price the obligation, taking into account its own credit risk, which is measured using the market spread based on observable inputs such as quoted prices of sovereign debt. The Gordon Model is commonly used to determine the intrinsic value of a stock based on a future series of dividends that are estimated by the Bank and growth at a constant rate considering the Bank’s own perspectives of the payout ratio.

Loans and advances to customers

Estimating the fair value of loans and advances to customers is considered an area of considerable uncertainty as there is no observable market. The loan portfolio is stratified into tranches and loans segments such as commercial, consumer, small business loans, mortgage and leasing. The fair value of loans and advances to customers and financial institutions is determined using a discounted cash flow methodology, considering each credit’s principal and interest projected cash flows to the prepayment date. The projected cash flows are discounted using reference curves according to the type of loan and its maturity date.

Items measured at fair value on a non-recurring basis

The Bank measures assets held for sale based on fair value less costs to sell. This category includes certain foreclosed assets and investments in associates held for sale. The fair values were determined using external and internal valuation techniques or third party experts, depending on the type of underlying asset. The following breakdown sets forth the fair value hierarchy of those assets classified by type:

Type of instrument	March 31, 2025				December 31, 2024
	Fair value hierarchy			Total fair value	Fair value hierarchy			Total fair value
	Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
In millions of COP
Machinery and equipment	-	-	8,749	8,749	-	-	10,085	10,085
Real estate for residential purposes	-	-	99,264	99,264	-	-	133,863	133,863
Real estate different from residential properties	-	-	25,387	25,387	-	-	29,794	29,794
Total	-	-	133,400	133,400	-	-	173,742	173,742

Changes in level 3 fair-value category
The table below presents reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs at March 31, 2025 and 2024:
As of March 31, 2025

Type of instrument	Balance, January 1, 2025	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, March 31, 2025
In millions of COP
Assets
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	77,821	582	-	-	(1,728)	-	(1,348)	4,803	-	80,130
Corporate bonds	34,259	247	-	-	(15,625)	-	-	-	(2,965)	15,916
Total	112,080	829	-	-	(17,353)	-	(1,348)	4,803	(2,965)	96,046
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	2,648,355	-	58,083	-	-	-	-	-	-	2,706,438
Securities issued or secured by other financial entities	49,744	-	889	-	-	-	-	-	-	50,633
Corporate bonds	577,439	-	13,152	-	-	-	-	-	(32,039)	558,552
Total	3,275,538	-	72,124	-	-	-	-	-	(32,039)	3,315,623
Derivative financial instruments
Foreign exchange contracts	795,358	(31,769)	-	190,085	(395,436)	(17,904)	-	99,508	(164,830)	475,012
Interest rate contracts	15,493	(1,987)	-	7,468	(133)	(36)	-	2,867	(107)	23,565
Equity contracts	51,347	-	-	45,888	(51,347)	-	-	-	-	45,888
Total	862,198	(33,756)	-	243,441	(446,916)	(17,940)	-	102,375	(164,937)	544,465
Equity securities
Equity securities	717,873	10,897	(11,940)	16,180	(1,655)	-	-	67,668	-	799,023
Total	717,873	10,897	(11,940)	16,180	(1,655)	-	-	67,668	-	799,023
Other financial instruments
Other financial instruments	34,385	(1,342)	-	-	-	-	-	-	-	33,043
Total	34,385	(1,342)	-	-	-	-	-	-	-	33,043
Investment in associates
P.A. Viva Malls	1,817,503	71,541	-	-	-	-	-	-	-	1,889,044
P.A. Distrito Vera	13,325	443	-	-	(157)	-	-	-	-	13,611
Fideicomiso Locales Distrito Vera	56	(1)	-	22	-	-	-	-	-	77
Total	1,830,884	71,983	-	22	(157)	-	-	-	-	1,902,732
Investment properties
Investment properties	5,580,109	22,703	-	41,018	(35,793)	-	-	-	-	5,608,037
Total	5,580,109	22,703	-	41,018	(35,793)	-	-	-	-	5,608,037
Total Assets	12,413,067	71,314	60,184	300,661	(501,874)	(17,940)	(1,348)	174,846	(199,941)	12,298,969
Liabilities
Derivative financial instruments
Foreign exchange contracts	154,613	(9,868)	-	55,245	(69,369)	(17,904)	-	8,499	(11,462)	109,754
Interest rate contracts	27,646	(13)	-	-	(580)	(36)	-	112	(26,523)	606
Equity contracts	1,278	-	-	2,212	(1,278)	-	-	-	-	2,212
Total	183,537	(9,881)	-	57,457	(71,227)	(17,940)	-	8,611	(37,985)	112,572
Total liabilities	183,537	(9,881)	-	57,457	(71,227)	(17,940)	-	8,611	(37,985)	112,572
(1)From derivative assets to derivative liabilities classified in level 3 and vice versa.

As of March 31, 2024

Type of instrument	Balance, January 1, 2024	Included in earnings	OCI	Purchases	Settlement	Reclassifications(1)	Prepaids	Transfers in to level 3	Transfers out of level 3	Balance, March 31, 2024
In millions of COP
Assets
Debt instruments at fair value though profit or loss
Securities issued or secured by other financial entities	78,729	(79)	-	192	(3,664)	-	(1,807)	-	(5,567)	67,804
Corporate bonds	14,284	(328)	-	-	-	-	-	-	-	13,956
Total	93,013	(407)	-	192	(3,664)	-	(1,807)	-	(5,567)	81,760
Debt instruments at fair value through OCI
Securities issued by the Colombian Government	2,664,295	-	69,240	-	-	-	-	-	-	2,733,535
Total	2,664,295	-	69,240	-	-	-	-	-	-	2,733,535
Derivative financial instruments
Foreign exchange contracts	1,384,673	56,915	-	356,351	(816,780)	(512)	-	30,086	(46,289)	964,444
Interest rate contracts	15,621	(4,967)	-	2,270	(876)	(283)	-	8	(85)	11,688
Equity contracts	2,863	-	-	1,108	(2,863)	-	-	-	-	1,108
Total	1,403,157	51,948	-	359,729	(820,519)	(795)	-	30,094	(46,374)	977,240
Equity securities
Equity securities	384,682	72	3,311	2,310	(1,181)	-	-	-	-	389,194
Total	384,682	72	3,311	2,310	(1,181)	-	-	-	-	389,194
Other financial instruments
Other financial instruments	38,319	147	-	-	-	-	-	-	-	38,466
Total	38,319	147	-	-	-	-	-	-	-	38,466
Investment in associates
P.A. Viva Malls	1,661,679	66,690	-	-	-	-	-	-	-	1,728,369
P.A. Distrito Vera	9,103	337	-	7,963	-	-	-	-	-	17,403
Total	1,670,782	67,027	-	7,963	-	-	-	-	-	1,745,772
Investment properties
Investment properties	4,709,911	7,819	-	68,927	(73,895)	-	-	-	-	4,712,762
Total	4,709,911	7,819	-	68,927	(73,895)	-	-	-	-	4,712,762
Total Assets	10,964,159	126,606	72,551	439,121	(899,259)	(795)	(1,807)	30,094	(51,941)	10,678,729
Liabilities
Derivative financial instruments
Foreign exchange contracts	170,798	3,585	-	32,496	(57,815)	(512)	-	14,165	(2,221)	160,496
Interest rate contracts	11,078	(1,279)	-	-	(156)	(283)	-	228	(5,675)	3,913
Equity contracts	1,852	-	-	140	(1,852)	-	-	-	-	140
Total	183,728	2,306	-	32,636	(59,823)	(795)	-	14,393	(7,896)	164,549
Total liabilities	183,728	2,306	-	32,636	(59,823)	(795)	-	14,393	(7,896)	164,549
(1)From derivative assets to derivative liabilities classified in level 3 and vice versa.
Level 3 fair value rollforward
The following were the significant level 3 transfers at March 31, 2025 and 2024:
As of March 31, 2025 and 2024, net transfers in the Bank for COP 126,952 and COP 38,478, respectively, from level 3 to level 2 of derivatives foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk of the counterparty to the own credit risk. As of March 31, 2025 and 2024. net transfers for COP 93,764 and COP 15,701, respectively, from level 2 to level 3 of the derivative foreign exchange contracts and interest rate contracts, it was presented due to the transfer of the credit risk from the Bank to the credit risk of the counterparty.

As of March 31, 2025, there are corporate bonds of debt instruments at fair value through OCI for COP 558,552.
As of March 31, 2025 and 2024, unrealized gains and losses on debt instruments were COP 829 and COP (407); equity securities COP 10,897 and COP 72, respectively.

Transfers between level 1 and level 2 of the fair value hierarchy
The table below presents the transfers for all assets and liabilities measured at fair value on a recurring basis between level 1 and level 2 as of March 31, 2025 and December 31, 2024:

Type of instrument	March 31, 2025		December 31, 2024
	Transfers level 1 to level 2	Transfers level 2 to level 1	Transfers level 1 to level 2	Transfers level 2 to level 1
In millions of COP
Debt instruments at fair value though profit or loss
Securities issued by the colombian government	34,987	35,230	202,779	-
Securities issued or secured by foreign government	18,558	144,169	26,866	929
Total	53,545	179,399	229,645	929
Debt instruments at fair value through OCI
Securities issued or secured by foreign government	-	1,025,039	467,133	137,884
Total	-	1,025,039	467,133	137,884
Equity securities
Equity securities	-	-	63,827	-
Total	-	-	63,827	-
As of March 31, 2025, the Bank transferred securities from level 1 to level 2, because such securities had lower liquidity and lower trading in an active market.
All transfers are assumed to occur at the end of the reporting period.
Quantitative information about level 3 fair value measurements
The fair value of financial instruments is, in certain circumstances, measured using valuation techniques that incorporate assumptions that are not evidenced by prices from observable market transactions in the same instrument and are not based on observable market data. Changing one or more of the inputs to the valuation models to reasonably possible alternative assumptions would change the fair values and therefore a valuation adjustment would be recognized in profit or loss. Favorable and unfavorable changes are determined on the basis of changes in the value of the instrument as a result of varying the levels of the unobservable input as described in the table below.

The following table sets forth information about significant unobservable inputs related to the Bank’s material categories of level 3 financial assets and liabilities and the sensitivity of these fair values to reasonably possible alternative assumptions.
As of March 31, 2025

Financial instrument	Fair value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
			Yield	0.14% to 10.46%	3.63%	65,478	69,104
TIPS	67,257	Discounted cash flow	Prepayment Speed	n/a	n/a	69,028	n/a
			Prepayment Speed	n/a	n/a	64,512	n/a
Other bonds	63,506	Discounted cash flow	Interest rate	0.07% to 1.12%	0.93%	62,128	65,148
Total securities issued by other financial institutions	130,763
Securities issued by the Colombian Government
Bonds by government entities	2,706,438	Discounted cash flow	Yield	1.18% to 1.18%	1.18%	2,703,835	2,712,049
Corporate bonds
Corporate bonds	574,468	Discounted cash flow	Yield	0.08% to 5.05%	1.51%	533,249	602,547
Total debt instruments	3,411,669
Equity securities
Equity securities	799,023	Price-based	Price	n/a	n/a	n/a	n/a
Other financial instruments
Other financial instruments	33,043	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	282,632	Discounted cash flow	Credit spread / Yield	0.00% to 30.76%	5.23%	282,178	283,088
Swaps	97,926	Discounted cash flow	Credit spread	0.00% to 64.53%	5.75%	84,320	114,313
Options	51,335	Discounted cash flow	Credit spread	0.12% to 34.23%	0.56%	50,948	51,501
Total derivative financial instruments	431,893
Investment in associates
P.A. Viva Malls	1,889,044	Price-based	Price	n/a	n/a	n/a	n/a
P.A. Distrito Vera	13,611	Price-based	Price	n/a	n/a	n/a	n/a
Fideicomiso Locales Distrito Vera	77	Price-based	Price	n/a	n/a	n/a	n/a
Total investment in associates	1,902,732

As of December 31, 2024

Financial instrument	Fair value	Valuation technique	Significant unobservable input	Range of inputs	Weighted average	Sensitivity 100 basis point increase	Sensitivity 100 basis point decrease
In millions of COP
Debt instruments
Securities issued by other financial institutions
			Yield	0.14% to 10.66%	3.61%	61,474	65,164
TIPS	63,280	Discounted cash flow	Prepayment Speed	n/a	n/a	65,081	n/a
			Prepayment Speed	n/a	n/a	60,732	n/a
Other bonds	62,558	Discounted cash flow	Interest rate	0.10% to 1.12%	0.94%	61,003	64,177
Time deposits	1,727	Discounted cash flow	Yield / Interest rate	0.91% to 6.40%	3.36%	1,441	1,772
Total securities issued by other financial institutions	127,565
Securities issued by the Colombian Government
Bonds by government entities	2,648,355	Discounted cash flow	Yield	1.18% to 1.18%	1.18%	2,639,349	2,660,301
Corporate bonds
Corporate bonds	611,698	Discounted cash flow	Yield	0.00% to 5.25%	0.98%	573,929	647,264
Total debt instruments	3,387,618
Equity securities
Equity securities	717,873	Price-based	Price	n/a	n/a	n/a	n/a
Other financial instruments
Other financial instruments	34,385	Internal valuation methodology	Internal valuation methodology	n/a	n/a	n/a	n/a
Derivative financial instruments
Forward	430,163	Discounted cash flow	Credit spread / Yield	0.00% to 20.80%	7.05%	429,581	430,753
Swaps	182,488	Discounted cash flow	Credit spread	0.00% to 56.14%	4.03%	166,650	204,677
Options	66,010	Discounted cash flow	Credit spread	0.12% to 34.75%	0.50%	65,512	66,242
Total derivative financial instruments	678,661
Investment in associates
P.A. Viva Malls	1,817,503	Price-based	Price	n/a	n/a	n/a	n/a
P.A. Distrito Vera	13,325	Price-based	Price	n/a	n/a	n/a	n/a
Fideicomiso Locales Distrito Vera	56	Price-based	Price	n/a	n/a	n/a	n/a
Total investment in associates	1,830,884

The following table sets forth information about valuation techniques used in the measurement of the fair value investment properties of the Bank, the significant unobservable inputs and the respective sensivity:

Methodology	Valuation technique	Significant unobservable input	Description of sensitivity
Sales Comparison Approach – SCA The fair value assessment is based on the examination of prices at which similar properties in the same area recently sold. Since no two properties are identical the measurement valuation must take into account adjustments for the differences between the sold properties and those held by the Bank to earn rentals or for capital appreciation.	Comparable prices
The weighted average rates used in the capitalization methodology for revenues in the first quarter for 2025 are:
•Direct capitalization: initial rate 8.21%.
•Discounted cash flow: discount rate: 12.40%, terminal rate: 8.32%.
The same weighted rates for the last quarter of 2024 were:
•Direct capitalization: initial rate 8.13%.
•Discounted cash flow: discount rate: 12.27%, terminal rate: 8.29%.
The ratio between monthly gross income and real estate value directly administered by the FIC (rental rate) considering the differences in placements and individual factors between properties and in a weighted way in the first quarter of 2025 are 0.87% and for December 31, 2024 was 0.88%
An increase (light, normal, considerable, significant) in the capitalization rate used would generate a decrease (significant, considerable, normal, light) in the fair value of the asset, and vice versa. An increase (light, normal, considerable, significant) in the leases used in the valuation would generate a (significant, light, considerable) increase in the fair value of the asset, and vice versa.
Income Approach Used to estimate the fair value of the property by taking future net cash flows and discounting them at the capitalization rate.	Direct capitalization Discounted cash flows
Cost approach Used to estimate the fair value of the property considering the cost to replace or build a property at the same or equal conditions of the asset to be measured, deducting the accumulated depreciation charge and adding-up the amount of the land.	Replacement cost
There has been no change to the valuation technique during the year 2025 for each asset.
NOTE 20. SUBSEQUENT EVENTS
Approval of Consolidated Financial Statements
These Condensed Consolidated Interim Financial Statements were approved by Chief Executive Financial for publication at May 05, 2025. The Financial Statements have been reviewed, not audited.
On April 23, 2025, at an Extraordinary General Shareholders' Meeting of Bancolombia were approved by the required majority, the corporate structure changes of Bancolombia and its subsidiaries. These changes included the creation of a parent company called Grupo Cibest S.A. and the completion of a series of corporate transactions to achieve this goal as announced to the market on October 29, 2024. See Note 1. Reporting Entity.

In addition, the General Shareholders' Meeting of Bancolombia approved the amendment to the Corporate Bylaws and the adjustment of the value of Bancolombia's authorized capital in accordance with the increase in the par value of the share, in order to adapt to the new Corporate Structure. Likewise, the payment of an extraordinary dividend totaling COP 600,180 was approved, equivalent to COP 624 per share, payable in one installment on April 29, 2025.
RISK MANAGEMENT

The first months of 2025 have been marked by an acceleration in economic growth compared to what was observed last year. However, uncertainty remains high at the local level due to the stagnation of inflation over the past four months, which has limited the room for monetary policy interest rate cuts. This is in line with the numerous fiscal challenges faced by the Government, stemming from ambitious spending expectations and constrained tax revenues. At the international level, U.S. trade policy has exacerbated the risks of slower global growth.

Credit risk

Credit risk is the risk of an economic loss to the Bank due to a non-fulfillment of financial obligations by a customer or counterparty and arises principally from the decline on borrower´s creditworthiness or changes in the business climate. Credit risk is the single largest risk for the Bank's business; the Bank manages its exposure to credit risk.
The information below contains the maximum exposure to credit risk for the periods ending March 31, 2025 and December 2024:
March 31, 2025

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	245,451,655	16,560,544	16,510,806	278,523,005
Commercial	138,419,039	5,247,629	9,516,428	153,183,096
Consumer	46,007,502	4,952,246	3,599,146	54,558,894
Mortgage	37,222,284	2,895,647	1,846,605	41,964,536
Small Business Loans	1,222,582	98,358	77,251	1,398,191
Financial Leases	22,580,248	3,366,664	1,471,376	27,418,288
Off-Balance Sheet Exposures	45,057,775	249,872	249,859	45,557,506
Financial Guarantees	9,160,004	11,755	188,666	9,360,425
Loan Commitments	35,897,771	238,117	61,193	36,197,081
Loss Allowance	(2,239,443)	(2,822,667)	(10,772,858)	(15,834,968)
Total	288,269,987	13,987,749	5,987,807	308,245,543
December 31, 2024

Maximum exposure to credit risk - Financial instruments subject to impairment
In millions of COP
	Stage 1	Stage 2	Stage 3	Total
Loans and Advances	245,272,297	16,670,291	17,511,320	279,453,908
Commercial	137,761,467	5,545,788	9,945,556	153,252,811
Consumer	46,697,013	5,118,607	4,000,063	55,815,683
Mortgage	37,076,580	2,701,930	1,963,091	41,741,601
Small Business Loans	1,175,803	91,256	85,150	1,352,209
Financial Leases	22,561,434	3,212,710	1,517,460	27,291,604
Off-Balance Sheet Exposures	43,604,372	223,317	256,249	44,083,938
Financial Guarantees	9,926,719	17,800	199,782	10,144,301
Loan Commitments	33,677,653	205,517	56,467	33,939,637
Loss Allowance	(2,331,035)	(2,752,141)	(11,397,984)	(16,481,160)
Total	286,545,634	14,141,467	6,369,585	307,056,686

Maximum exposure to credit risk of the loans and advances refers to the carrying amount at the end of the period. It does not take into account any collateral received or any other credit risk mitigants.

Maximum exposure to credit risk of financial guarantees and loan commitments corresponds to the total amount guaranteed at the end of the period. It does not take into account any collateral received or any other credit risk mitigants.
a.Credit Risk Management - Loans and Advances

The first quarter of 2025, moderate economic growth was observed in Colombia and Central America. The positive dynamics in sectors such as manufacturing, construction, and commerce were driven by slowing inflation and greater stability in interest rates. However, the uncertainty caused by volatility in global markets, a consequence of the trade and tariff policies of the United States, affected consumption and investment decisions, impacting economic dynamics.

In response to this situation, the Group has maintained support for its clients with the aim of ensuring proactive credit risk management and evaluating specific conditions and requests to meet their credit needs, as well as developing methodologies, tools, and models to optimize collections. The monitoring and review of credit portfolios from different perspectives continue to be a key factor in identifying and applying proactive strategies at various stages of the credit cycle.

Risk management for different types of credit operations carried out by the Bank is conducted through compliance with the policies, procedures, and methodologies established in the Credit Risk Management System, which also includes general criteria for assessing, rating, assuming, controlling, and hedging the mentioned risk. Furthermore, the Management has developed process manuals and methodologies that specify the policies and procedures for different products and segments served by the Bank, reflecting the strategy approved by the Board of Directors for credit risk monitoring and control

Country Risk

At the end of March 2025, there were no alerts on any investments, nor were any adjustments made for deterioration in investments that could affect or deteriorate the Bank's financial strength. The variation in the balance of investments is due to reassessment factor and other concepts in relation to the ultimate value of the investment.
b.Credit Quality Analysis - Loans and Financial Leases

The Bank´s loan portfolio as of March 2025, compared to December 2024, showed a slight decrease of 0.3% in the consolidated portfolio balance in pesos. This was mainly explained by the revaluation of the peso against the dollar, which impacts on the portfolio's value expressed in that currency, and a lower disbursement value by the Group, particularly in the Commercial portfolio, corporate segment.

The 30-day past due loan ratio (consolidated) at stood at 5.05% as of March 2025, showing an increase compared to 5.20% in December 2024. The level of the bank´s non-performing loans is mainly impacted by the improvement in the quality of the retail loan portfolio, particularly in consumer products, along with a decrease in the indicator for the commercial portfolio in the Corporate and SME segments. The management of all portfolios continues across the different stages of the credit cycle to anticipate the materialization of risks, designing containment and recovery strategies for the loan portfolio.
Special Customer Administration (AEC)

The Bank implements proactive management in monitoring the credit risk of its clients, accompanied by extraordinary diagnostic spaces, early warning alert mechanisms, and general action strategies for client inclusion and follow-up.

As part of the monitoring strategies, the Bank has established a periodic committee to identify and manage risk situations arising from events that could potentially lead to a deterioration in the debtor's repayment capacity. This committee facilitates tailored solutions based on the circumstances of each client.
The amount and allowance of customer included in the described watch list, as of March 31, 2025 and December 2024 is shown below:
March 31, 2025

Watch List
Million COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	14,990,558	0.84%	126,470
Level 2 – Medium Risk	4,991,261	7.21%	359,938
Level 3 – High Risk	4,116,424	49.29%	2,029,075
Level 4 – High Risk	5,813,881	60.86%	3,538,118
Total	29,912,124	20.24%	6,053,601
December 31, 2024

Watch List
Million COP
Risk Level	Amount	%	Allowance
Level 1 – Low Risk	14,081,182	0.72%	101,994
Level 2 – Medium Risk	5,708,673	6.50%	370,892
Level 3 – High Risk	3,811,886	53.84%	2,052,135
Level 4 – High Risk	5,948,366	61.67%	3,668,615
Total	29,550,107	20.96%	6,193,636

Risk Concentration – Loans and Advances

Concentration of loans by economic sector: The following table contains the detail of the portfolio of loans and financial leases by main economic activity of the borrower for the periods ending in March 2025 and December 2024:
March 31, 2025

Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	5,493,243	2,703,327	8,196,570
Petroleum and Mining Products	2,248,034	635,275	2,883,309
Food, Beverages and Tobacco	10,601,437	2,105,299	12,706,736
Chemical Production	4,867,548	413,519	5,281,067
Government	10,328,222	559,404	10,887,626
Construction	14,418,341	9,273,138	23,691,479
Commerce and Tourism	24,398,063	7,010,102	31,408,165
Transport and Communications	12,151,391	553,852	12,705,243
Public Services	14,059,561	3,318,376	17,377,937
Consumer Services	61,356,649	31,700,267	93,056,916
Commercial Services	32,313,904	13,381,252	45,695,156
Other Industries and Manufactured Products	9,616,069	5,016,732	14,632,801
Total	201,852,462	76,670,543	278,523,005
December 31, 2024

Economic sector	Loans and advances
	Local	Foreign	Total
	In millions of COP
Agriculture	5,520,414	2,813,604	8,334,018
Petroleum and Mining Products	2,126,602	636,010	2,762,612
Food, Beverages and Tobacco	10,132,520	2,164,911	12,297,431
Chemical Production	4,507,362	364,649	4,872,011
Government	10,256,608	627,705	10,884,313
Construction	14,441,608	9,134,115	23,575,723
Commerce and Tourism	24,920,337	8,480,380	33,400,717
Transport and Communications	12,313,907	597,216	12,911,123
Public Services	13,253,631	1,265,243	14,518,874
Consumer Services	61,263,015	35,692,512	96,955,527
Commercial Services	30,662,353	13,347,867	44,010,220
Other Industries and Manufactured Products	9,671,905	5,259,434	14,931,339
Total	199,070,262	80,383,646	279,453,908

Concentration of loan by maturity: The following table shows the ranges of maturity for the credit loans and financial leases, according for the remaining term for the completion of the contract of loans and financial leases for the periods ending in March 2025 and December 2024:
March 31, 2025

Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Commercial	49,198,149	59,641,131	43,745,960	597,856	153,183,096
Corporate	28,273,842	32,027,861	25,079,506	302,064	85,683,273
SME	5,030,028	8,284,479	1,725,472	93,319	15,133,298
Others	15,894,279	19,328,791	16,940,982	202,473	52,366,525
Consumer	1,266,542	33,572,498	18,967,409	752,445	54,558,894
Credit card	210,302	9,327,178	2,132,237	0	11,669,717
Vehicle	90,922	3,192,514	2,168,636	418	5,452,490
Order of payment	50,314	2,269,615	7,234,472	524,893	10,079,294
Others	915,004	18,783,191	7,432,064	227,134	27,357,393
Mortgage	77,146	1,077,419	10,578,019	30,231,952	41,964,536
VIS	15,877	287,725	2,654,353	13,456,810	16,414,765
Non-VIS	61,269	789,694	7,923,666	16,775,142	25,549,771
Finanacial Leases	2,057,484	8,232,022	13,336,554	3,792,228	27,418,288
Small business loans	174,365	1,016,082	178,337	29,407	1,398,191
Total gross loans and financial leases	52,773,686	103,539,152	86,806,279	35,403,888	278,523,005
December 31, 2024

Maturity	Less Than 1 Year	Between 1 and 5 Years	Between 5 and 15 Years	Greater Than 15 Years	Total
In millions of COP
Commercial	48,186,159	62,610,478	41,614,622	841,552	153,252,811
Corporate	29,076,028	32,243,275	23,454,114	504,876	85,278,293
SME	4,771,087	8,555,996	1,727,911	148,502	15,203,496
Others	14,339,044	21,811,207	16,432,597	188,174	52,771,022
Consumer	1,267,269	34,216,968	19,553,651	777,795	55,815,683
Credit card	234,325	9,587,518	2,170,668	0	11,992,511
Vehicle	81,066	3,270,554	2,283,873	365	5,635,858
Order of payment	47,981	2,261,874	7,525,578	545,814	10,381,247
Others	903,897	19,097,022	7,573,532	231,616	27,806,067
Mortgage	79,304	1,095,329	10,509,429	30,057,539	41,741,601
VIS	14,439	284,872	2,540,655	13,343,314	16,183,280
Non-VIS	64,865	810,457	7,968,774	16,714,225	25,558,321
Financial Leases	1,804,964	8,586,693	13,202,556	3,697,391	27,291,604
Small business loans	194,013	919,392	208,405	30,399	1,352,209
Total gross loans and financial leases	51,531,709	107,428,860	85,088,663	35,404,676	279,453,908
Concentration by past due days: The following table shows the loans and financial leases according to past due days. Loans or financial leases are considered past due if it is more than one month overdue (i.e. 31 days):

March 31, 2025

Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
In millions of COP
Commercial	147,370,965	607,247	230,432	1,422,230	3,552,222	153,183,096
Consumer	50,564,776	1,635,435	455,864	1,674,851	227,968	54,558,894
Mortgage	38,798,507	1,345,190	255,417	619,328	946,094	41,964,536
Financial Leases	26,442,894	280,854	50,998	271,135	372,407	27,418,288
Small Business Loan	1,284,139	46,104	8,267	37,899	21,782	1,398,191
Total	264,461,281	3,914,830	1,000,978	4,025,443	5,120,473	278,523,005
December 31, 2024

Past-due
Period	0 - 30 Days	31 - 90 Days	91 - 120 Days	121 - 360 Days	More Than 360 Days	Total
In millions of COP
Commercial	147,402,632	531,609	280,750	1,515,324	3,522,496	153,252,811
Consumer	51,393,527	1,761,496	624,945	1,776,361	259,354	55,815,683
Mortgage	38,560,253	1,184,755	285,466	830,743	880,384	41,741,601
Financial Leases	26,331,118	247,056	58,435	273,619	381,376	27,291,604
Small Business Loans	1,242,568	36,196	8,848	45,608	18,989	1,352,209
Total	264,930,098	3,761,112	1,258,444	4,441,655	5,062,599	279,453,908
c.Credit Risk Management – Other Financial Instruments

The portfolio is exposed to credit risks given the probability of incurring losses originated by the default in the payment of a coupon, principal and/or yields/dividends of a financial instrument by its issuer or counterparty. The probability of this type of events materializing may increase if there are scenarios of concentration in few issuers (counterparties) and whose credit performance is reflected by higher risk ratings; likewise, increases in credit risk may occur in scenarios in which the portfolio presents low levels of diversification at the level of type and sector of the counterparties with which financial asset transactions are carried out.

The Bank maintains the control and continuous monitoring of the assigned credit risk limits, as well as the consumption thereof. Additionally, the Bank follows up and manages alerts on counterparties and issuers of securities, based on public market information and news related to their performance; this allows mitigating the risks of default or reduction of value for the managed positions.

For credit risk management, each of the positions that make up the portfolio of the own position are adjusted to the policies and limits that have been defined and that seek to minimize the exposure to the same:
•Term Limits
•Credit Limits
•Counterparty Limits
•Master Agreement
•Margin Agreements
•Counterparty Alerts
d.Credit Quality Analysis - Other Financial Instruments
In order to evaluate the credit quality .of a counterparty or issuer (to determine a risk level or profile), the Bank relies on two rating systems: an external one and an internal one, both of which allow to identify a degree of risk differentiated by segment and country and to apply the policies that have been established for issuers or counterparties with different levels of risk, in order to limit the impact on liquidity and/or the income statement of the Bank.

External credit rating system is divided by the type of rating applied to each instrument or counterparty; in this way the geographic location, the term and the type of instrument allow the assignment of a rating according to the methodology that each examining agency uses.
Internal credit rating system: The “ratings or risk profiles” scale is created with a range of levels that go from low exposure to high exposure (this can be reported in numerical or alphanumerical scales), where the rating model is sustained by the implementation and analysis of qualitative and quantitative variables at sector level, which according to the relative analysis of each variable, determine credit quality; in this way the internal credit rating system aims to establish adequate margin in decision-making regarding the management of financial instruments.
In accordance with the criteria and considerations specified in the internal rating allocation and external credit rating systems methodologies, the following schemes of relation can be established, according to credit quality given to each one of the qualification scales:
Low Risk: All investment grade positions (from AAA to BBB-), as well as those issuers that according to the information available (financial statements, relevant information, external ratings, CDS, among others) reflect adequate credit quality.
Medium Risk: All speculative grade positions (from BB+ to BB-), as well as those issuers that according to the available information (Financial statements, relevant information, external qualifications, CDS, among others) reflect weaknesses that could affect their financial situation in the medium term.
High Risk: All positions of speculative grade (from B+ to D), as well as those issuers that according to the information available (Financial statements, relevant information, external qualifications, CDS, among others) reflect a high probability of default of financial obligations or that already have failed to fulfill them.
•Credit Quality Analysis of the Bank

	Debt Instruments		Equity		Other financial instruments(1)		Derivatives(2)
	mar-25	dic-24	mar-25	dic-24	mar-25	dic-24	mar-25	dic-24
In Millions of COP
Maximum Exposure to Credit Risk
Low Risk	28,006,024	29,130,380	430,295	363,198	4,926	1,712	532,694	834,821
Medium Risk	4,949,394	4,873,025	84,619	57,119	-	16,479	8,904	1,154
Hihg Risk	2,331,122	2,580,107	4,855	677	15,542	2966	14,505	7,085
Without Rating	-	-	603,522	590,316	12,575	13,228	11,229	86437
Total	35,286,540	36,583,512	1,123,291	1,011,310	33,043	34,385	567,332	929,497
1)Corresponds to SAFE "Simple Agreement for Future Equity", in Inversiones CFNS S.A.S., Sistema de Inversiones y Negocios, S.A. and Banagrícola S.A (For 2024). For the year 2023 were revealed as debt securities and equity.
(2)For derivatives transactions counterparty risk is disclosed as long as the valuation is positive.
•Risk exposure by credit rating

	Other financial instruments
	March 2025	December 2024
In Millions of COP
Maximum Exposure to Credit Risk
Sovereign Risk	13,148,013	14,487,622
AAA	10,644,149	10,113,581
AA+	4,290,623	4,714,501
AA	781,183	770,266
AA-	129,415	68,124
A+	758,712	906,847
A	446,935	465,978
A-	274,053	352,619
BBB+	474,873	587,802
BBB	191,556	221,092
BBB-	256,104	219,676
Other	4,987,263	4,960,616
No rated	627,327	689,981
Total	37,010,206	38,558,705

•Financial credit quality of other financial instruments that are not in default nor impaired in value
Debt instruments: 100% of the debt instruments are not in default.
Equity: The positions do not represent significant risks.
Derivatives: 98.6% of the credit exposure does not present incidences of material default. The remaining percentage corresponds to default events at the end of the period.
•Maximum exposure level to the credit risk given:

	Maximum Exposure		Collateral		Net Exposure
	mar-25	dic-24	mar-25	dic-24	mar-25	dic-24
In Millions of COP
Maximum Exposure to Credit Risk
Debt Instruments	35,286,540	36,583,512	(2,067,304,000,000)	(1,669,011)	33,219,236	34,914,501
Derivatives	567,332	929,498	214,165	589,098	353,167	340,400
Equity	1,123,291	1,011,310	—	—	1,123,291,000,000	1,011,310
Other financial instruments	33,043	34,385	—	—	33,043,000,000	34,385
Total	37,010,206	38,558,705	(2,281,469)	(2,258,109)	34,728,737	36,300,596
Note: Derivative collateral received from counterparties, whose have their market value positive when consolidate all the portfolio derivaties of related ID, in December 2024 was COP 589,098 and in March 2025 was COP 214,165. In debt securities, guarantees correspond to Repo, reverse repo, and securities lending trades.

•Collateral - other financial instruments
Level of collateral: Respect to the type of asset or operation, a collateral level is determined according to the policies defined for each product and the market where the operation is carried out.
Assets held as collateral in organized markets: The only assets that can be received as collateral are those defined by the central counterparties, the stock market where the operation is negotiated, those assets that are settled separately in different contracts or documents, which can be managed by each organization and must comply with the investment policies defined by the Bank, taking into account the credit limit for each type of asset or operation received or delivered, which collateral received are the best credit quality and liquidity.
Assets received as bilateral collateral between counterparties: The collateral accepted in international OTC derivative operations is agreed on bilaterally in the Credit Support Annex (CSA)1 and with fulfillment in cash in dollars and managed by ClearStream. This company acts on behalf of Bancolombia for making international margin calls and providing a better management of the collateral.
Collateral adjustments for margin agreements: The adjustments will be determined by the criteria applied by both the external and internal regulations in effect, and at the same time, mitigation standards are maintained so that the operation fulfills the liquidity and solidity criteria for settlement.
___________________
1A Credit Support Annex (CSA) provides credit protection by setting forth the rules governing the mutual posting of collateral. CSAs are used in documenting collateral arrangements between two parties that trade privately negotiated (over the counter) derivative securities. The trade is documented under a standard contract called a master agreement, developed by the International Swaps and Derivatives Association (ISDA).
Credit risk concentration - other financial instruments
Currently, the Bank's positions do not exceed the concentration limit.
MARKET RISK

Bancolombia’s Bank currently measure the treasury book exposure to market risk (including OTC derivatives positions) as well as the currency risk exposure of the banking book, which is provided to the Treasury Division, using a VaR methodology established in accordance with “Chapter XXXI of the Basic Accounting Circular”, issued by the Financial Superintendence of Colombia.

The VaR methodology established by “Chapter XXXI of the Basic Accounting Circular” is based on the model recommended by the Amendment to the Capital Accord to Incorporate Market Risks of Basel Committee, which focuses on the treasury book and excludes investments classified as amortized cost which are not being given as collateral and any other investment that comprises the banking book. In addition, the methodology aggregates all risks by the use of correlations, through an allocation system based on defined zones and bands, affected by given sensitivity factors.

Bancolombia use different models with the purpose of measure risk exposure and the portfolio diversification effect, the main metrics are: i) the standard methodology required by the Financial Superintendence of Colombia, is established by “Chapter XXXI of the Basic Accounting Circular”, and ii) the internal methodology of historical weighted simulation, which use a confidence level of 99%, a holding period of 10 days, a time frame of 250 business days and hierarchical VaR limits.
The guidelines and principles of the Bank´s Market Risk Management have been keeping in accordance with disclose of December 31, 2024.

The total market risk VaR had a reduction of 4.3%, decreasing from COP 1,697,566 on December 31, 2024 to COP 1,624,488 in March 31, 2025, this behavior is mainly explained by a lower exposure to the US dollar in Bancolombia's book. This effect was offset by an increase in risk concentrated in stock price factors and collective investment funds due to the increase in the position in stocks in Valores Bancolombia and valuations of the Colombia Inmobiliario Fund.

Factor	March 31, 2025 In millions of Colombian pesos
	End of Period	Average	Maximum June, 2025	Minimum February, 2025
Interest rate	540,049	500,973	499,712	463,158
Exchange rate	672,648	721,428	751,796	739,840
Stock price	377,488	371,670	367,615	369,906
Collective investment funds	34,303	35,710	35,781	37,045
VaR Total	1,624,488	1,629,781	1,654,904	1,609,949

Factor	December 31, 2024 In millions of Colombian pesos
	End of Period	Average	Maximum November, 2024	Minimum January, 2024
Interest rate	540,397	507,425	586,194	453,240
Exchange rate	764,920	554,900	759,703	364,421
Stock price	360,287	351,134	356,794	346,694
Collective investment funds	31,962	25,653	31,473	18,005
VaR Total	1,697,566	1,439,112	1,734,164	1,182,360

On the other hand, regarding the VaR measured with the internal, no relevant variations were identified in the VaR metrics at the end of the quarter, nor were any exceedances of the approved limits.

This exposure has been permanently monitored by the Board of Directors and is an input for the decision-making process to preserve the stability in the Bank.
Non-trading instruments market risk measurement
Interest Risk Exposure (Banking Book)
The Bancolombia Group performs a sensitivity analysis of interest rate risk, estimating the impact on the net interest margin of each position in the banking book using a repricing model and assuming a positive parallel change of 100 basis points (bps) in the rates.
Table 1 provides information about the interest rate risk sensitivity of the Bancolombia Group's banking book positions.
Table 1. Sensitivity to Interest Rate Risk of the Banking Book

The chart below provides information about interest rate risk sensitivity in local currency (COP) for the group, in the periods ending at March 31, 2025 and December 31, 2024:

	March 31, 2025	Diciembre 31, 2024
In millions of COP
Assets sensitivity 100 bps	1,310,433	1,262,776
Liabilities sensitivity 100 bps	935,690	915,528
Net interest income sensitivity 100 bps	374,743	347,248

The chart below provides information about interest rate risk sensitivity in foreign currency (US dollars) for the group in the periods ending at March 31, 2025 and December 31, 2024:

	March 31, 2025	Diciembre 31, 2024
In thousand of USD
Assets sensitivity 100 bps	78,667	76,219
Liabilities sensitivity 100 bps	83,730	83,051
Net interest income sensitivity 100 bps	(5,063)	(6,832)

A positive net sensitivity denotes a higher sensitivity of assets than of liabilities and implies that a rise in interest rates will positively affect the Bank´s net interest income. A negative sensitivity denotes a higher sensitivity of liabilities than of assets and implies that a rise in interest rates will negatively affect the Bank´s net interest income. In the event of a decrease in interest rates, the impacts on net interest income would be opposite to those described above.
Total Exposure

As of March 31, 2025, the net sensitivity of the banking book in legal currency to positive and parallel variations in interest rates of 100 basis points was COP 374,743. The variation in the sensitivity of the net interest margin between December 2024 and March 2025 is presented by the increase in loans, compensated by the increment in time deposit and account hedges.

On the other hand, the sensitivity to the net interest margin in foreign currency was - USD 5, assuming the same parallel displacement of 100 basis points and presented an increase between December 31, 2024 and March 31, 2025, due to the increase in Banistmo’s floating Loans.

LIQUIDITY RISK

During the first quarter of the year there has been a downward trend in the liquidity levels of the Bancolombia Group, mainly explained by the Bank and Banitsmo, given the outflows in deposit accounts and loans disbursements and the cancellations of financial obligations respectively. Nevertheless, liquidity levels complied with the established limits and comfortably covered the liquidity requirements of the group's companies, complying with both internal and regulatory indicators. Likewise, the alerts established for liquidity monitoring and control did not present any non-compliance where any risk could materialize.

Liquidity risk exposure:

In order to estimate liquidity risk, the Bank measures a liquidity coverage ratio to ensure holding liquid assets sufficient to cover potential net cash outflows over 30 days. This indicator allows the Bank to meet liquidity coverage for the next month. The liquidity coverage ratio is presented as follows:

Liquidity Coverage Ratio	March 31, 2025	December 31, 2024
In millions of COP
Net cash outflows into 30 days	21,615,610	23,887,074
Liquid Assets	53,406,262	59,617,840
Liquidity coverage ratio*	247.07%	249.58%
The coverage indicator decreased from 249.58% in December 2024 to 247.07% in March 2025, mainly explained by the reduction in the level of liquid assets.
Liquid Assets

One of the main guidelines of the Bank is to maintain a solid liquidity position, therefore, the ALCO Committee, has established a minimum level of liquid assets, based on the funding needs of each subsidiary, to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Bank’s reputation.

The following table shows the liquid assets held by the Group:

Liquid Assets(1)	March 31, 2025	December 31, 2024
In millions of COP
High quality liquid assets
Cash	22,226,896	27,931,834
High quality liquid securities(2)	23,231,087	24,862,860
Other Liquid Assets
Other securities(3)	7,948,279	6,823,145
Total Liquid Assets	53,406,262	59,617,839
(1)Liquid assets: Liquid assets will be considered those that are easily realized and are part of the entity's portfolio or those that have been received as collateral in active operations in the money market and have not been subsequently used in passive operations in the money market. and do not have any mobility restrictions. The following are considered liquid assets: available assets, shares in open collective investment funds without a permanence agreement, shares registered on a stock exchange in Colombia that are eligible to be subject to repo or repo operations, and negotiable investments available for sale. sale of fixed income securities.
(2)High quality securities are considered to be those available and the shares that are eligible to be subject to repo or repo operations, additionally for those entities that are in the group of OMAS Placement Agents (ACO) those liquid assets that receive the Banco de la República for its monetary expansion and contraction operations described in section 3.1.1 of the External Regulatory Circular DODM-142 of the Banco de la República or otherwise (if it is not ACO) only those securities that are mandatory listing in the market maker program. This applies to all securities that are accepted as collateral by the central banks of the geographies where the Bancolombia Group is located. The characteristic of high liquidity is possessed by the available, in all cases, and those liquid assets that central banks use for their monetary expansion and contraction operations. Liquid assets are adjusted for market liquidity and currency risk.
(3)Other liquid assets: liquid assets that do not meet the quality characteristic are those included in this item.

Interest Rate Benchmark Reform
As part of the LIBOR benchmark reform that is being implemented since 2017 by the Financial Conduct Authority of the UK, in March of the present year, it was announced that the publication of LIBOR on a representative basis will cease for the one-week and two-month USD LIBOR settings immediately after December 31, 2021, and the remaining USD LIBOR settings immediately after June 30, 2023.
Grupo Bancolombia has taken the necessary measures to identify and implement the action plans required to address the discontinuation process of the LIBOR rate, among them, the approval of SOFR rate as the replacement rate of LIBOR in USD, which was approved by the Asset and Liability Management (ALM) Committee and the Risk Committee of the Board of Directors, to commenced with the development of products indexed to the new reference rate (SOFR).
The following tables provide a breakdown by currency and nature of financial instruments exposed to the LIBOR rate for the periods ending in March 2025 and December 2024:

March 31, 2025
millones COP
USD LIBOR¹
Assets
Loans	1,797
Bonds	-
Derivatives	-
Total Assets	1,797
1Cessation date: USD LIBOR June 30, 2023. Portfolio balances and market value of derivative transactions outstanding at March 31, 2025.

December 31, 2024
millones COP
USD LIBOR¹
Assets
Loans	1,890
Bonds	-
Derivatives	-
Total Assets	1,890
1Cessation date: USD LIBOR June 30, 2023. Portfolio balances and market value of outstanding derivative transactions as of December 31, 2024. This corresponds to transactions entered into before June 30, 2023, which will mature according to the agreed contractual terms.
Risk
Any failure by market participants, such as the Bank, and regulators to successfully introduce benchmark rates to replace LIBOR and implement effective transitional arrangements to address the discontinuation of LIBOR could result in disruption of the financial and capital markets. In addition, the transition process to an alternative reference rate could impact the Bank’s business, financial condition or result of operations, as a result of:
•An adverse impact in pricing, liquidity, value, return and trading for a broad array of financial products, loans and derivatives that are included in the Bank’s financial assets and liabilities.
•Extensive changes to internal processes and documentation that contain references to LIBOR or use formulas that depend on LIBOR.
•Disputes, litigation or other actions with counterparties regarding the interpretation and enforceability of provisions in LIBOR -based products such as fallback language or other related provisions.
•The transition and development of appropriate systems and models to effectively transition the Bank’s risk management processes from LIBOR -based products to those based on one or more alternative reference rates in a timely manner; and
•An increase in prepayments of LIBOR -linked loans by the Bank’s clients.
From January 2022, products indexed to the SOFR rate began to be offered, additionally it was defined not to carry new operations indexed to the LIBOR rate. In turn, as an organization, we will continue, during 2025, on the transition process of operations that are indexed to LIBOR.